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              TRAINING CENTER AND FRACTIONAL OWNERSHIP AGREEMENT


         This TRAINING CENTER AND FRACTIONAL OWNERSHIP AGREEMENT ("Agreement") is made this 14th day of September, 1999 (the "Effective Date") by and between AIMS CONTINUING EDUCATION AUTHORITY, a Colorado nonprofit corporation, having its principal office and place of business at 5401 West 20th Street, Greeley, Colorado 80634 (the "Authority"), and TRAINING DEVICES INTERNATIONAL, INC., a Colorado corporation, having its principal office and place of business at 7367 South Revere Parkway, Building #2C, Englewood, Colorado 80112 ("TDI"; the Authority and TDI sometimes hereinafter named individually as "Party" and collectively the "Parties").

         WHEREAS, the Authority and TDI desire to establish a full flight simulator training center to be located at or near the Greeley campus of Aims Junior College District; and

         WHEREAS, TDI desires to gift to the Authority, and the Authority desires to receive, a fractional ownership interest in a full flight simulator to be built by TDI; and

         WHEREAS, TDI desires to manage and operate the training center and manage the use, maintenance and operation of the full flight simulator.

         NOW THEREFORE, in consideration of the premises and the mutual agreements, representations, warranties, covenants and understandings hereinafter set forth, the sufficiency of which consideration is hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

         In addition to the terms defined elsewhere in this Agreement, the following terms shall have the following meanings when used herein with initial capital letters:

         "AGREEMENT" means this Agreement.

         "AUTHORITY" has the meaning set forth above, and shall include the College to the extent the Authority assigns its rights hereunder to the College.

         "BUILDING" means that building to be provided by the Authority for the purpose of, among other things, housing the Center.

         "CALENDAR" means the calendar maintained by TDI in real time on an Internet web site showing, among other things, the Hours for which use of the Equipment has been scheduled and the name of the party scheduling such use.

         "CENTER" means the Premises, together with all leasehold improvements, and the Equipment and other personal property relating to the operation or maintenance of the Equipment.

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         "CLAIM" means any and all liabilities, obligations, losses, damages, deficiencies, demands, claims, fines, penalties, interest, assessments, judgments, actions, proceedings and suits of whatever kind and nature and all costs and expenses relating thereto (including, without limitation, reasonable attorneys' fees).

         "COLLEGE" means Aims Junior College District.

         "COMMENCEMENT DATE" means the date when the Lease will be effective and which is the earlier of (a) the Installation Date, (b) the date that the Equipment is first delivered to the Premises, or (c) the date TDI first makes preparations at the Premises for the delivery or installation of the Equipment.

          "EQUIPMENT" means the Beech 1900 D Level C Full Flight Simulator to be manufactured by TDI for use under this Agreement.

         "FAA" means the Federal Aviation Administration.

         "1ST CHOICE LIEN" means the security interest in the Equipment granted to 1st Choice Bank.

         "FRACTIONAL OWNERSHIP AGREEMENTS" means those agreements entered into between TDI and the Fractional Share Owners, other than the Authority, governing the ownership of the Fractional Shares.

         "FRACTIONAL SHARE" means each and any 1,000 Hour ownership interest in the Equipment.

         "FRACTIONAL SHARE OWNERS" means the Authority and those individuals or entities that purchase one or more Fractional Share(s) and execute the Fractional Ownership Agreements.

         "HOUR" means one hour of usage of the Equipment.

         "INSTALLATION DATE" means the date specified by TDI by written notice to the Authority pursuant to Section 4.01 when TDI anticipates installing the Equipment at the Premises.

         "LEASE" means that lease agreement to be entered into between the Authority and TDI with respect to the Premises, such lease agreement to be substantially in the form of EXHIBIT A attached hereto and made a part hereof.

         "LEGAL REQUIREMENT" means any statute, ordinance, code, law, rule, regulation, order or other requirement, standard or procedure enacted, adopted or applied by any governmental authority, including judicial decisions applying common law or interpreting any other Legal Requirement.

         "LIEN" means any mortgage, lien, security interest, security agreement, conditional sale or other title retention agreement, pledge, option, charge, assessment, restriction, adverse interest,

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restriction on transfer or any exception to or defect in title.

         "OWNERS MANUALS" means all owners manuals and other technical materials relating to the Equipment as provided to the other Fractional Share Owners which may be reasonably necessary for the operation of the Equipment.

         "PREMISES" means the approximately 4,000 square feet of the Building to be leased by TDI from the Authority pursuant to the Lease.

         "PROHIBITED LIEN" means any Lien which through any of act or omission of TDI attaches to the Equipment or any Fractional Share, other than (a) mechanics liens to be discharged in the ordinary course of business, (b) the rights of any other Fractional Share Owner pursuant to the terms of a Fractional Ownership Agreement, or (c) any financing arrangement entered into by a Fractional Share Owner, but only with respect to such Fractional Share Owner's Fractional Share.

         "QUALIFICATION DATE" means the date that the Equipment receives initial FAA Level C qualification.

         "SOFTWARE" means all computer software and hardware included in or constituting a part of the Equipment.

         "TRANSFER DATE" means the date upon which TDI gifts to the Authority all right, title and interest in and to one Fractional Share pursuant to Section 3.01, which shall be the earliest date that TDI transfers ownership of a Fractional Share to any other Fractional Owner.

         "YEAR" means the period of time beginning on the Qualification Date and on the same date for each subsequent year during the term hereof, and ending at 12:00 midnight on the day before the same date of the year next following.

         "YEAR 2000 COMPLIANT" means that the Software shall: (a) manage and manipulate data involving dates, including, without limitation, century and multi-century formulas and leap year formulas, without causing an abnormal end to the application or generating incorrect values involving such dates; (b) provide that all date-related user interface functionalities and date fields include the indication of a century; (c) provide that all date-related data interface functionalities include the indication of a century; and (d) provide that all logic pertaining to dates will work within the context of the Software to easily identify or use the century portion of any date fields without any special processing.

                                  ARTICLE II

                                  THE CENTER

         SECTION 2.01. MANAGEMENT. TDI shall manage and operate the Center, provided that the Authority may, from time to time, have input. In connection with the management and operation of the Center, TDI shall, at is sole cost and expense:

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                  (a)      employ and supervise the Center personnel;

                  (b)      schedule the use of the Equipment;

                  (c)      maintain the Center as provided in the Lease;

                  (d) provide such training as may be necessary or advisable to qualify such of the Authority's or the College's employees or independent contractors as may be designated by the Authority in the proper operation of the Equipment; and

                  (e) require and ensure that at least one Center personnel is supervising the operation of the Equipment at all times that the Equipment is in use or scheduled for use.

         SECTION 2.02. TRAINING CENTER. The Authority shall lease to TDI the Premises which shall meet the specifications and standards set forth in EXHIBIT B attached hereto and made a part hereof. The Lease shall be executed and delivered by each of the Authority and TDI within five business days after the location and design of the Building have been finalized by the Authority. TDI may occupy the Premises pursuant to the terms of the Lease and the Premises shall be ready for installation of the Equipment on or before the Installation Date.

         SECTION 2.03. CENTER LEASE. As more fully set forth in the Lease, the Lease shall provide among other things, that:

                  (a) TDI shall pay the Authority equal monthly lease payments aggregating per annum $127,000 in years one through four, $137,000 in years five through seven and $147,000 in years eight through ten, which lease payments shall be on a triple net basis, except that the Authority shall provide at its own expense (i) general interior maintenance, cleaning and janitorial services, (ii) the maintenance of the exterior and roof, and (iii) the maintenance of the heating, ventilation, and air conditioning systems;

                  (b) the initial term shall be ten years from and after the Commencement Date;

                  (c) within 90 days prior to the expiration of the then current term, the Authority and TDI may, but shall have no obligation to, enter into a mutually agreeable five year extension of the Lease, the annual rent for which five-year period shall be the prior year's base rate increased by the cumulative consumer price index for the prior five years;

                  (d) upon the expiration of the term of the Lease, whether of the initial term or any extension, TDI shall relocate the Equipment within six months thereafter, during which period TDI shall continue to make lease payments at the then current rate; and

                  (e) TDI shall procure and maintain in full force and effect, at all times, commercial general liability insurance relating to the operation of the Center and fire and casualty insurance on the leasehold improvements and other personal property of the Center and the Authority shall be responsible for securing fire and replacement insurance on the Building.

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         SECTION 2.04.  CENTER OPERATING COSTS. The Authority shall install a separate utility meter for the Center, and TDI shall reimburse the Authority for the monthly utility costs incurred by the Center. TDI shall provide the Authority with the electricity requirement for the Equipment, and the Authority shall ensure that the Center is sufficiently wired to meet that electricity requirement. TDI shall be liable for, and shall pay, any and all costs or expenses incurred by it in connection with the performance of its duties and obligations hereunder, including all personnel costs and other normal operating expenses of the Center.

         SECTION 2.05. EXPANDED TEACHING CONTENT. The Parties agree that they will explore diligently ways to expand the teaching content of the Center to include all relevant academic disciplines at the Authority and the College.

                                  ARTICLE III

                       FRACTIONAL OWNERSHIP OF EQUIPMENT

         SECTION 3.01.  GIFT OF ONE FRACTIONAL SHARE.

                  (a) TDI hereby covenants and agrees to gift, transfer and assign to the Authority all right, title and interest in and to one Fractional Share in perpetuity on the Transfer Date pursuant to a bill of sale. From and after the earlier of the Transfer Date or the Qualification Date the Authority shall have the right to use, or to assign the right to use, the Equipment for 1,000 hours per Year. The Authority can use its Hours as it wishes subject to the limitations set forth in Sections 3.07 and 3.08. The Authority shall have no liability with respect to any costs or expenses associated with ownership or management of the Equipment or with using its Hours, except to the extent of any liability set forth in Sections 3.06, 3.07 and 3.09. Prior to the Transfer Date, TDI shall deliver to the Authority all Owners Manuals.

                  (b) TDI acknowledges and agrees that the Authority, in reliance upon TDI's representations, warranties, covenants and agreements contained herein, will develop and implement a curriculum based on the Equipment for the benefit of students of the Authority and the College. TDI's obligations under this paragraph (b) will be satisfied once TDI gifts, transfers and assigns to the Authority all right, title and interest in and to one Fractional Share in accordance with the terms hereof.

         SECTION 3.02. REPRESENTATION AND WARRANTIES. TDI hereby represents that as of the Transfer Date:

                  (a) TDI shall have good and marketable title to the Equipment free and clear of any and all Liens.

                  (b) The Equipment shall be free from defects of workmanship and design for a period of one year from and after the Qualification Date.

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                  (c) TDI has delivered to the Authority true and complete
         copies of all Owners Manuals.

                  (d) All Software shall perform, operate and function when used prior to, during and after the calendar year 2000 A.D. without error relating to date data, including, without limitation, any error which represents or references the incorrect century or more than one century, and shall be Year 2000 Compliant when used in connection with the Equipment.

                  (e) TDI either owns, owns jointly or has the right to use as a licensee all of the Software in connection with the Equipment and to transfer ownership to Equipment as contemplated herein, free and clear of Liens, including any exclusive rights, however described, granted to persons with respect to the Software.

         SECTION 3.03. MANAGEMENT. TDI hereby covenants and agrees to manage the Equipment for the benefit of the Fractional Share Owners and the Authority's Fractional Share for the benefit of the Authority. In addition to its obligations otherwise set forth herein, TDI covenants and agrees that it shall:

                  (a) use, manage, maintain and operate the Equipment, for the benefit of the Fractional Share Owners, with all due reasonable care and in accordance with all applicable Legal Requirements, including any standards and guidelines established by the FAA;

                  (b) permit the Equipment to be used only as contemplated by the manufacturer thereof as specified in the Owners Manuals and in a manner consistent with FAA Level C qualification;

                  (c) respond to all FAA and manufacturer's correspondence and directives;

                  (d) identify and diligently prosecute enforcement of all warranty claims; and

                  (e) identify and diligently prosecute all enforcement, litigation and settlement of insurance matters.

         SECTION 3.04.  FAA QUALIFICATION. TDI shall be solely responsible for
(a) installing the Equipment in the Premises, (b) submitting the Equipment to the FAA for initial FAA Level C qualification of the Equipment no later than 30 days after the Installation Date, and (c) maintaining Level C FAA qualification of the Equipment thereafter.

         SECTION 3.05. MAINTENANCE. From and after the Transfer Date, TDI shall, at its own cost and expense, (a) maintain, inspect, service, repair and test the Equipment by duly competent personnel in strict accordance with the manufacturer's maintenance program and any applicable FAA rules, regulations or directives as may be in effect from time to time, so as to keep the Equipment in good operating condition, and in such condition as may be necessary to enable the FAA Level C qualification of the Equipment to be maintained in good standing at all times, (b) maintain an adequate supply of spare parts, (c) repaint the exterior and refurbish the interior of

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the Equipment as often as necessary to the extent required to keep the Equipment in a good cosmetic appearance as reasonably determined by TDI, and (d) maintain all records, logs and other materials required by the FAA to be maintained in respect of the Equipment and make the same available for inspection by the Authority during normal business hours. TDI shall schedule maintenance on the Calendar as far in advance as possible and so as not to disrupt the scheduled Hours.

         SECTION 3.06. INSURANCE. TDI covenants and agrees to arrange for, obtain and keep in effect, for the benefit of the Fractional Share Owners, on or before the Transfer Date, all-risk insurance with a deductible, in such amount as may be determined by owners of four of the Fractional Shares, with respect to the Equipment, against any loss, theft or damage to the Equipment, including extended coverage with respect to any parts while removed from the Equipment for the greater of the fair market value or the replacement cost of the Equipment, naming the Fractional Share Owners as named insureds and loss payees with losses payable as their respective interests may appear. Copies of such policies and certificates of insurance shall be furnished to the Authority on or before the Transfer Date. Such insurance shall be maintained by TDI in full force and effect throughout the term hereof and the insurer shall provide the Authority 30-days advance notice of cancellation or material alteration. All such insurance shall contain a breach of warranty endorsement in favor of the Fractional Share Owners. The Authority shall be liable for and shall reimburse TDI for its share of the cost of such insurance based on its Fractional Share ownership percentage.

         SECTION 3.07. SCHEDULING. The Authority shall be entitled to the use of the Equipment, and TDI agrees to make the Equipment available to the Authority, for 1,000 Hours each Year at no cost to the Authority. TDI shall maintain the Calendar. The Authority may schedule Hours up to four months in advance by posting on the Calendar, subject to availability. Once scheduled, the Authority's Hours may not be changed or modified in any manner without the Authority's prior written consent. Third party users of the Equipment, who are not Fractional Share Owners, may schedule Hours no more than three months in advance, subject to availability. The Authority may purchase up to an additional eight Hours per week, Monday through Thursday from 2:00 A.M. to 6:00 A.M., subject to Equipment availablity. The Authority may schedule such additional Hours up to 60 days in advance. The Authority will be charged $65.00 for each additional Hour.

         TDI shall schedule all maintenance between the hours of 2:00 A.M. and 6:00 A.M. as far in advance as practicable. To the extent the Equipment is unavailable for use when scheduled, TDI shall use its best efforts to accommodate the user or users scheduled during that time and reschedule a similar number of Hours as soon as possible.

         SECTION 3.08. SALE OF THE AUTHORITY'S HOURS. TDI shall use commercially reasonable efforts to sell such of the Authority's 1,000 Hours per Year as the Authority may request from time to time, as agent for the Authority at a market rate to be established by TDI and agreed to by the Authority. TDI shall bill and collect for the sale of the excess hours and remit to the Authority fifty percent (50%) of the collected fees within ten
(10) days from the end of each month. The remaining 50% shall be retained by TDI as its fees for selling the Hours. TDI shall use commercially reasonable efforts to collect such fees, but shall not commence any action in the Authority's name without the prior written consent of the Authority. However, TDI shall not be

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responsible for any bad debts. TDI will provide monthly reports on the status of the sale of the Authority's Hours and the collection of the fees relating thereto. TDI makes no warranties or representations about the number of Hours that will be sold or the hourly rate that will be achieved.

         SECTION 3.09. RIGHT OF FIRST REFUSAL. Upon entering into each Fractional Share Agreement, TDI shall assign to the Authority TDI's right of first refusal to purchase each Fractional Share Owner's Fractional Share and to purchase the Equipment all as set forth in the applicable Fractional Share Agreement; provided, however that the Authority shall have no obligation to purchase the Equipment or any Fractional Share. In the event the Authority purchases any other Fractional Share, the Authority shall assume the Fractional Ownership Agreement relating thereto, including the obligation to pay monthly and hourly fees as set forth therein. The Authority hereby grants to TDI a right of first refusal to acquire the Authority's Fractional Share. The Authority shall not sell or otherwise transfer any interest in or to its Fractional Share, other than to a related party, without first offering such Fractional Share to TDI and granting TDI 60 days in which to purchase the Fractional Share at the purchase price offered by a bona fide third party purchaser.

         SECTION 3.10. LIENS. TDI covenants and agrees that on or before the Transfer Date it shall cause the 1st Choice Lien to be paid in full and released and otherwise, throughout the term of this Agreement, it shall not cause or suffer to exist any Prohibited Lien and shall take any and all actions necessary to release any Prohibited Lien.

         SECTION 3.11. LOCATION. Except as set forth in Section 4.01, the Equipment shall remain at the Center at all times during the term of this Agreement and may not be moved without the prior written consent of the Authority.

         SECTION 3.12. SALE OF EQUIPMENT. The Equipment may be sold only upon a determination by Fractional Share Owners owning all Fractional Shares. In the event the Fractional Share Owners elect to sell the Equipment, TDI shall use commercially reasonable efforts to sell the Equipment at the highest price then available, but for not less than the amount, if any, designated by the Fractional Share Owners. In the event of the sale of the Equipment, the proceeds of such sale, less a sales commission of 3% of the sales price, but not less than $40,000.00, payable to TDI, shall be distributed to each Fractional Share Owner based on the number of Fractional Shares owned by such Fractional Share Owner. TDI shall cause the Fractional Ownership Agreements to provide that the Equipment may be sold as provided herein. TDI shall not receive such sales commission if the Equipment is sold to the Authority or a related party thereof.

         SECTION 3.13. COVENANTS OF TDI. TDI covenants and agrees that (a) there shall be not more than seven Fractional Shares at any time and (b) the Fractional Ownership Agreements shall provide that this Agreement and the Fractional Ownership Agreements may be terminated on the terms and conditions set forth in Section 9.01.

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                                  ARTICLE IV

                              DELAYS AND REMEDIES

         SECTION 4.01. DELAYS IN CENTER AVAILABILITY. Availability of the Premises for timely Equipment installation and subsequent FAA qualification is critical to the sale of the Fractional Ownership Shares. No later than two weeks after the date hereof, TDI shall provide the Authority with the Installation Date, which shall not be earlier than 12 months after the date hereof. If the Premises is not ready for installation of the Equipment on or prior to the Installation Date, the Authority may postpone the Installation Date for up 30 days upon the payment to TDI of a penalty equal to $150,000, payable on the date the Authority elects to postpone the Installation Date. The Authority shall notify TDI if the Premises will not be ready on or before the Installation Date, not less than seven days prior to the Installation Date. If the Premises is not ready for installation of the Equipment at the end of any such postponement, the Equipment shall be FAA certified at the TDI facility and remain there for not less than 12 months, after which the Authority may, at its expense, instruct TDI to relocate the Equipment to the Center. Timing of the relocation shall require the concurrence of all Fractional Share Owners. In such event, TDI shall have no obligation under the Lease until the Equipment is relocated to the Premises.

         SECTION 4.02. DELAY IN EQUIPMENT AVAILABILITY. Should the Equipment not be available on the Installation Date, TDI shall be liable under the Lease and shall be liable for all other actual Center operating costs as if the Equipment was installed as of the Installation Date.

         SECTION 4.03. DELAY CONSULTATION. Each Party shall promptly inform the other in writing and consult with the other as to any matter, which, in the judgment of such Party, may be the cause of any delay in performance hereunder.

                                   ARTICLE V

                                     TAXES

         SECTION 5.01. TDI'S OBLIGATIONS. TDI shall be responsible for collecting and paying any applicable tax due on the sale of the six Fractional Shares and all personal property tax with respect to the ownership or use of the Equipment.

         SECTION 5.02. THE AUTHORITY'S OBLIGATIONS. The Authority shall be responsible for any applicable tax on the receipt of its one Fractional Share and the sale of the Authority's Hours.

                                  ARTICLE VI

                        REPRESENTATIONS AND WARRANTIES

         SECTION 6.01. REPRESENTATIONS AND WARRANTIES OF TDI. TDI hereby represents and warrants to the Authority as follows:

                  (a) TDI is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado, with full power and authority to own and operate its business, to execute and deliver this Agreement, and to carry out the transactions contemplated hereby.

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                  (b) All requisite corporate actions for the execution,
         delivery, performance and satisfaction by TDI of this Agreement have been duly performed and/or obtained. This Agreement has been duly executed and delivered by TDI and is a legal, valid and binding obligation of TDI, enforceable in accordance with its terms, except to the extent that such enforcement may be subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws of general application affecting the rights and remedies of creditors or secured parties, and the availability of equitable remedies including specific performance and injunctive relief may be subject to equitable defenses and the discretion of the court before which any proceedings therefor may be brought.

                  (c) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not (a) violate TDI's Articles of Incorporation or bylaws; (b) violate any Legal Requirements applicable to TDI; (c) conflict with, or result in any breach of, or default under, the terms, conditions or provisions of any agreement or instrument to which TDI is a party or by which its business or its assets are bound; or (d) result in the creation or imposition of any Lien on the Equipment, except for the Lien granted to 1st Choice Bank.

         SECTION 6.02. REPRESENTATIONS AND WARRANTIES OF THE AUTHORITY. The Authority hereby represents and warrants to TDI as follows:

                  (a) The Authority is a nonprofit corporation duly organized, validly existing and in good standing under the laws of the State of Colorado, with full power and authority to own and operate its business, to execute and deliver this Agreement, and to carry out the transactions contemplated hereby and thereby.

                  (b) All requisite corporate actions for the execution, delivery, performance and satisfaction by the Authority of this Agreement have been duly performed and/or obtained. This Agreement has been duly executed and delivered by the Authority and is a legal, valid and binding obligation of the Authority, enforceable in accordance with its terms, except to the extent that such enforcement may be subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws of general application affecting the rights and remedies of creditors or secured parties, and the availability of equitable remedies including specific performance and injunctive relief may be subject to equitable defenses and the discretion of the court before which any proceedings therefor may be brought.

                  (c) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not (a) violate the Authority's Articles of Incorporation or bylaws; (b) violate any Legal Requirements applicable to the Authority; (c) conflict with, or result in any breach of, or default under, the terms, conditions or provisions of any agreement or instrument to which the Authority is a party or by which its business or its assets are bound; or (d) result in the creation or imposition of any Lien on the Equipment.

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                                  ARTICLE VII

                                INDEMNIFICATION

         SECTION 7.01. TDI INDEMNIFICATION. TDI agrees to indemnify and hold harmless the Authority and its affiliates, stockholders, directors, officers, employees, agents, successors and assigns from and against any and all Claims to the extent such Claims are based upon, arise out of or relate to (i) any untruthful or inaccurate representation or any breach of any warranty or any failure to perform or comply with any of the covenants, conditions or agreements of TDI set forth in this Agreement, and (ii) the assertion of any claim or legal action against the Authority or its affiliates, stockholders, directors, officers, employees, agents, successors and assigns by any person based upon, arising out of or relating to any negligent or willful act or omission of TDI at the Center or in connection with the use of the Equipment, excluding special, consequential, punitive and other similar damages.

         SECTION 7.02.  ASSERTION OF CLAIMS.

                  (a) If a party entitled to indemnification hereunder (the "Indemnitee") believes that it has incurred a Claim, it shall notify the party from whom indemnification is sought (the "Indemnitor") promptly in writing describing such Claim with reasonable particularity and containing a reference to the provisions of this Agreement under which such Claim has arisen.

                  (b) Neither this Article VII, nor any other provision of this Agreement, is intended to confer any third party beneficiary rights, including but not limited to any extension of any statutes of limitations pertaining to suits, actions or proceedings brought by third parties.

         SECTION 7.03. NOTICE OF AND RIGHT TO DEFEND THIRD PARTY CLAIMS. Promptly, upon receipt of notice of any claim or the commencement of any suit, action or proceeding by a third party in respect of which indemnification may be sought on account of an indemnification agreement contained in this Article VII, the Indemnitee shall give notice in writing to the Indemnitor. Except to the extent that the Indemnitor is prejudiced thereby, the omission of the Indemnitee so to notify promptly the Indemnitor of any such claim or action shall not relieve the Indemnitor from any liability which it may have to the Indemnitee in connection therewith. In case any claim shall be asserted or suit, action or proceeding commenced against the Indemnitee, the Indemnitor will be entitled to participate therein, and, to the extent that it may wish, to assume the defense, conduct or settlement thereof. After notice from the Indemnitee to the Indemnitor of its election so to assume the defense, conduct or settlement thereof, the Indemnitor will not be liable to the Indemnitee for any legal or other expenses subsequently incurred by the Indemnitee in connection with the defense, conduct or settlement thereof. The Indemnitee will cooperate with the Indemnitor in connection with any such claim assumed by the Indemnitor to make available to the Indemnitor all pertinent information under the Indemnitee's control.

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                                 ARTICLE VIII

                                   COVENANTS

         SECTION 8.01. THE AUTHORITY PERSONNEL. The Authority shall ensure that any of its employees or independent contractors who operate the Equipment receive training by TDI and operate the Equipment in accordance with the Owners Manuals. TDI shall provide all necessary initial training to the Authority's and the College's employees and independent contractors who will, from time to time, operate or use the Equipment, at no cost to the Authority. The Authority and TDI will use reasonable efforts to ensure that a sufficient number of the Authority's and the College's employees and independent contractors are properly trained on or before the Qualification Date. The Authority shall be liable for any damages actually incurred by TDI as a result of the Authority's use of personnel who are not trained for the task they are performing in connection with the operation of the Equipment.

         SECTION 8.02. INTELLECTUAL PROPERTIES. The Authority agrees that the ownership of the copyright in and all other intellectual property rights in the Equipment, documentation, specifications and Software shall remain at all times vested in TDI. The Authority shall not record, reproduce, duplicate or in any way copy, sell, disclose or divulge the same or any information relating thereto to any third party. The Authority undertakes to impose restrictions in the same form upon its employees, agents or any other persons having access to TDI's copyright or other intellectual property rights pursuant to this Agreement. TDI agrees to be bound by the same conditions set forth in this Section 8.02 with respect to any intellectual properties of the Authority that are so identified.

         SECTION 8.03. COMPLIANCE WITH LAW. In the performance of their respective obligations hereunder, each Party shall comply with all applicable Legal Requirements (and when requested by one Party, shall furnish proof of such compliance within 72 hours).

                                  ARTICLE IX

                                  TERMINATION

         SECTION 9.01.  TERMINATION. This Agreement may be terminated:

                  (a) at any time by mutual consent of the Authority and TDI; or

                  (b) in whole or in part by the owners of all Fractional Shares immediately upon written notice to TDI upon (i) the filing of any petition by TDI under any provision of the federal Bankruptcy Code or any state law relating to insolvency; (ii) the filing of any such petition against TDI, unless such petition and all proceedings thereunder are dismissed within 60 days from such filing; (iii) the appointment of a trustee or receiver for all or any assets of TDI, unless such appointment is vacated or dismissed within 60 days from the date of such appointment; or (iv) an adjudication that TDI is insolvent or bankrupt; provided, however, that this Agreement may not be terminated if TDI is not in breach of any of its obligations under this Agreement; or

                  (c) in whole or in part by the owners of all Fractional Shares immediately upon written notice to TDI if TDI is in material breach or material default of its covenants and agreements under this Agreement, or if any of its representations or warranties are not true in all material respects and either (i) TDI does not cure such breach or default within 30 days after notice thereof is delivered in writing
         (ii) if such breach or default is not capable of cure within such 30-day period, TDI does not commence a good faith effort to cure such breach or default within such 30-day period and continue in good faith until such breach or default is cured.

         TDI shall cause the Fractional Ownership Agreements to provide that such agreements may be terminated on terms substantially similar to the terms set forth in this Section 9.01.

         SECTION 9.02.  EFFECTS OF TERMINATION.

                  (a) In the event of termination of this Agreement pursuant to
         Section 9.01, all obligations of the parties hereunder shall terminate, except for the obligations set forth in Section 10.13
         (confidentiality), Article VII (indemnification), and this Section 9.02, each of which shall remain in effect.

                  (b) Termination of this Agreement pursuant to Section 9.01 or otherwise shall not affect the Authority's ownership rights in and to its Fractional Share.

                  (c) Nothing in this Section 9.02 or elsewhere in this Agreement shall (i) be deemed to release either Party from any liability for any breach by such Party of the terms and provisions of this Agreement or any failure by such party to perform its obligations hereunder or (ii) to impair the right of either Party to pursue all legal remedies for breach of contract and actual damages relating thereto.


                                   ARTICLE X

                              GENERAL PROVISIONS

         SECTION 10.01. ENTIRE AGREEMENT. The Parties agree that this Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior understandings and agreements with respect thereto.

         SECTION 10.02. PARTIES OBLIGATED AND BENEFITED. Subject to the limitations set forth below, this Agreement will be binding upon the Parties and their respective assigns and successors in interest and will inure solely to the benefit of the parties and their respective assigns and successors in interest, and no other person will be entitled to any of the benefits conferred by this Agreement. Without the prior written consent of the other parties, which consent shall not be unreasonably withheld, no Party will assign any of its rights under this Agreement or delegate any of its duties under this Agreement; provided, however, that the Authority may assign its rights hereunder to use the Equipment and to receive training to Aims Junior College District and may otherwise assign its right hereunder to any party which purchases all or any part of the Authority's Ownership Interest.

         SECTION 10.03. NOTICES. All notices, requests, consents and other communications under this Agreement shall be in writing and shall be delivered in person or mailed by first-class, certified or registered mail, return receipt requested, postage prepaid, by reputable overnight mail or courier, with receipt confirmed, or by telecopy if receipt is confirmed, addressed as follows:

         If to the Authority:       Aims Continuing Education Authority
                                    Aims Community College
                                    5401 W. 20th Street
                                    Greeley, Colorado 80632
                                    Telephone Number: (970) 330-8008
                                    Facsimile Number: (970) 330-5705
                                    Attention: Office of the President

         If to TDI:                 Training Devices Inc.
                                    7367 South Revere Parkway, Bldg. #2C
                                    Englewood, CO 80112-3931
                                    Telephone Number: (303) 792-3792
                                    Facsimile Number:(303) 792-3793
                                    Attention: Mr. Bruce Betschart

or at such other address or addresses as may have been furnished in writing by any party to the others in accordance with the provisions of this Section 10.03.

         Notices and other communications provided in accordance with this
Section 10.03 shall be deemed delivered upon receipt. The furnishing of any notice or communication required hereunder may be waived in writing by the party entitled to receive such notice. Failure or delay in delivering copies of any notice to persons designated above to receive copies shall in no way adversely affect the effectiveness of such notice or communication.

         SECTION 10.04. AMENDMENTS AND WAIVERS. Except as otherwise expressly set forth in this Agreement, any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Parties. Any amendment or waiver effected in accordance with this Section 10.04 shall be binding upon each Party. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

         SECTION 10.05. SEVERABILITY. If any provision of this Agreement shall be held or deemed to be, or shall in fact be, invalid, inoperative or unenforceable because of the conflict of such provision with any constitution or statute or rule or public policy or for any other reason, such circumstance shall not have the effect of rendering any other provision or provisions herein contained invalid, inoperative or unenforceable, but this Agreement shall be reformed and construed as if such invalid, inoperative or unenforceable provision had never been contained herein and such provision reformed so that it would be valid, operative and enforceable to the maximum extent permitted.

         SECTION 10.06. SECTION HEADINGS AND TERMS. The section headings in this Agreement are for convenience and reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement. Terms used with initial capital letters will have the meaning specified, applicable to both singular and plural forms, for all purposes of this Agreement. The word "include" and derivatives of that word are used in this Agreement in an illustrative sense rather than limiting sense.

         SECTION 10.07. MULTIPLE COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, and shall become effective when counterparts which together contain the signatures of each Party hereto shall have been delivered to the Parties. In proving this Agreement it shall not be necessary to produce or account for more than one such counterpart.

         SECTION 10.08. ARBITRATION AND JURISDICTION.

                  (a) If any controversy or claim arising out of or relating to this Agreement or any related agreement shall not be resolved in 30 days, then any claim, controversy or dispute, whether sounding in contract, statue, tort, fraud, misrepresentation or other legal theory, between or among the parties shall be resolved by arbitration in Greeley, Colorado. The Federal Arbitration Act, 9 U.S.C. Sects. 1-15, not state law, shall govern the arbitrability of all claims. The arbitration shall be conducted by a single arbitrator of the Judicial Arbiter Group under its then current rules. The arbitrator's award shall be final and binding and may be entered in any court having jurisdiction thereof. The prevailing party, as determined by the arbitrator, shall be entitled to an award of reasonable attorneys' fees and costs. It is expressly agreed that either party may seek injunctive relief of the confidentiality provisions hereunder in an appropriate court of law or equity pending an award in arbitration.

                  (b) The existence and details of any arbitration proceedings between the parties pursuant to this Section 10.08, and any documents generated in connection with such arbitration proceedings, shall be and shall be kept private and confidential. The parties shall not divulge such information to third parties, other than the parties' legal or accounting advisers, or their bankers, or in connection with any judicial proceedings or as otherwise required by law.

         SECTION 10.09. PERFORMANCE NOT CONTRARY TO LAW. Nothing herein shall be construed to require the performance by either party of any act contrary to law; and, in the event of conflict between any provision hereof and any law or governmental regulation, the latter shall prevail; and such event, the affected portions of this Agreement shall be deemed amended to the extent necessary to conform to the requirements of such law or governmental regulation.

         SECTION 10.10. ATTORNEYS' FEES. In the event any proceeding is brought by one party against the other to enforce or for the breach of any of the provisions of this Agreement, the prevailing party shall be entitled in such proceedings and in any appeal therefrom to recover reasonable attorneys' fees, together with the costs of such proceeding therein incurred.

         SECTION 10.11. COUNTERPART FACSIMILE EXECUTION. For purposes of executing this Agreement, a document signed and transmitted by facsimile machine or telecopier is to be treated as an original document. The signature of any party thereon, for purposes hereof, is to be considered as an original signature, and the document transmitted is to be considered to have the same binding effect as an original signature on an original document. At the request of any party, any facsimile or telecopy document is to be re-executed in original form by the parties who executed the facsimile or telecopy document. No party may raise the use of a facsimile machine or telecopier or the fact that any signature was transmitted through the use of a facsimile or telecopier machine as a defense to the enforcement of this Agreement or any amendment or other document executed in compliance with this Section.

         SECTION 10.12. GOVERNING LAW. This Agreement shall be governed by and interpreted in accordance with the substantive laws of the State of Colorado without regard to its provisions on conflict of laws.

         SECTION 10.13. CONFIDENTIALITY. Each party shall treat as proprietary all such information specifically identified and marked as "confidential," "proprietary," or words of similar import. Neither Party shall disclosure any confidential or proprietary information relating to the Center or the Equipment to any person not authorized to receive it without the written consent of the other Party. The receiving Party shall only use the information supplied by the disclosing Party to accomplish work covered by this Agreement and for no other purpose. Neither Party shall be liable to the other for confidential or proprietary information which (i) at time of disclosure is in the public domain; (ii) after disclosure becomes part of the public domain through no violation of this Agreement by the receiving Party;
(iii) as shown by written records, was in the possession of the receiving Party prior to disclosure by the disclosing Party hereunder; (iv) hereafter becomes available to the receiving Party from a third party having no confidential obligation with respect thereto; or (v) is independently developed by the receiving Party as shown by written records. Upon completion or termination of this Agreement, if directed by the disclosing Party in writing, all proprietary information shall be returned. Neither TDI nor the Authority shall be liable for any inadvertent disclosure, publication, or statement, provided it exercised the same degree of care it normally takes to protect and safeguard its own proprietary information. Notwithstanding anything to the contrary in this Agreement, TDI may describe this Agreement and any related arrangements in documents filed with the Securities and Exchange Commission or other securities regulatory agencies or documents sent to shareholders of TDI. TDI may make this Agreement or related documents exhibits to any registration statement of TDI filed with the Securities and Exchange Commission.

         SECTION 10.14. TRADEMARK OR TRADE NAME. Parties will not make any use whatsoever of the corporate or trade name of a Party, or any of their affiliates, or any of their respective trademarks, insignia, logo or markings, or any portion thereof, including, but not limited to, any use in connection with any advertising, promotion, publicity or other printed material, without the prior written consent of the Party. TDI will use its trademark name of NEXUSim for this Center in all promotion, marketing, and advertising.

         SECTION 10.15. PUBLICITY. Except in any filings with the Securities and Exchange Commission, or in press releases designed for TDI shareholders or possible investors in TDI, or in marketing the sale of Fractional Ownership interests or the Authority's simulator Hours, the Parties shall not in any manner advertise or publish or release for publication any statement mentioning the other Party or the fact that the Parties have furnished or contracted to furnish to the other Party items and/or services required by this Agreement, or quote the opinion of any employees of the other Party, unless the written consent of the other Party is first obtained.

         SECTION 10.16. RISK OF LOSS. The risk of loss, damage or destruction to the Equipment from fire, theft or other casualty or cause shall be borne by TDI at all times up to Qualification Date. It is expressly understood and agreed that in the event of any material loss or damage to the Equipment from fire, casualty or other cause prior to the Qualification Date, TDI shall notify the Authority of same in writing immediately. TDI shall maintain appropriate insurance to cover the full replacement value of the Equipment, together with consequential losses, including loss of profits that would be incurred if the Equipment was damaged, destroyed or stolen, naming the Authority as a third party insured.

         IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date and year first above written.


                                     AIMS CONTINUING EDUCATION
                                     AUTHORITY



                                     By:
Date: ____________                   Its:

                                     TRAINING DEVICES INTERNATIONAL, INC.



                                     By:   Ronald C. Ellington
Date: ____________                   Its:  Chief Executive Officer

                                    Article I


DEFINITIONS....................................................................1


                                   Article II

                                   THE CENTER

Section 2.01.     Management...................................................3
Section 2.02.     Training Center..............................................4
Section 2.03.     Center Lease.................................................4
Section 2.04.     Center Operating Costs.......................................4
Section 2.05.     Expanded Teaching Content....................................5


                                   Article III

                        FRACTIONAL OWNERSHIP OF EQUIPMENT

Section 3.01.     Gift of One Fractional Share.................................5
Section 3.02.     Representation and Warranties................................5
Section 3.03.     Management...................................................6
Section 3.04.     FAA Qualification............................................6
Section 3.05.     Maintenance..................................................6
Section 3.06.     Insurance....................................................6
Section 3.07.     Scheduling...................................................7
Section 3.08.     Sale of the Authority's Hours................................7
Section 3.09.     Right of First Refusal.......................................7
Section 3.10.     Liens........................................................8
Section 3.11.     Location.....................................................8
Section 3.12.     Sale of Equipment............................................8
Section 3.13.     Covenants of TDI.............................................8


                                   Article IV

                               DELAYS AND REMEDIES

Section 4.01.     Delays in Center Availability................................8
Section 4.02.     Delay in Equipment Availability..............................9
Section 4.03.     Delay Consultation...........................................9


                                    Article V

                                      TAXES

Section 5.01.     TDI's Obligations............................................9
Section 5.02.     The Authority's Obligations..................................9


                                   Article VI

                         REPRESENTATIONS AND WARRANTIES

Section 6.01.     Representations and Warranties of TDI........................9
Section 6.02.     Representations and Warranties of the Authority.............10


                                   Article VII

                                 INDEMNIFICATION

Section 7.01.     TDI Indemnification.........................................10
Section 7.02.     Assertion of Claims.........................................11
Section 7.03.     Notice of and Right to Defend Third Party Claims............11


                                  Article VIII

                                    COVENANTS

Section 8.01.     The Authority Personnel.....................................11
Section 8.02.     Intellectual Properties.....................................11
Section 8.03.     Compliance with Law.........................................12


                                   Article IX

                                   TERMINATION

Section 9.01.     Termination.................................................12
Section 9.02.     Effects of Termination......................................12


                                    Article X

                               GENERAL PROVISIONS

Section 10.01.    Entire Agreement............................................13
Section 10.02.    Parties Obligated and Benefited.............................13
Section 10.03.    Notices.....................................................13
Section 10.04.    Amendments and Waivers......................................14
Section 10.05.    Severability................................................14
Section 10.06.    Section Headings and Terms..................................14
Section 10.07.    Multiple Counterparts.......................................14
Section 10.08.    Submission to Jurisdiction..................................14


Section 10.09.    Performance Not Contrary to Law.............................15
Section 10.10.    Attorneys' Fees.............................................15
Section 10.11.    Counterpart Facsimile Execution.............................15
Section 10.12.    Governing Law...............................................15
Section 10.13.    Confidentiality.............................................15
Section 10.14.    Trademark or Trade Name.....................................16
Section 10.15.    Publicity...................................................16
Section 10.16.    Risk of Loss................................................16

                                    EXHIBIT A


                                 LEASE AGREEMENT


         THIS LEASE AGREEMENT (the "Lease") is made as of this 14th day of September, 1999, but is effective for all purposes as of the Commencement Date, by and between AIMS CONTINUING EDUCATION AUTHORITY, a Colorado nonprofit corporation, having its principal office and place of business at 5401 West 20th Street, Greeley, Colorado 80634 (the "Landlord") and TRAINING DEVICES INC., a Colorado corporation, having its principal office and place of business at 7367 South Revere Parkway, Building #2C, Englewood, Colorado 80112 (the "Tenant").

                              W I T N E S S E T H:

         WHEREAS, Landlord intends to build the Building on the Land; and

         WHEREAS, Landlord wishes to lease the Leased Premises within the Building to Tenant, and Tenant wishes to lease the Leased Premises from Landlord, all subject to and upon the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the mutual receipt and legal sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         SECTION 1.01. DEFINITIONS. For all purposes of this Lease, except as otherwise expressly provided or unless the context otherwise requires, (a) the terms defined in this Article shall have the meanings assigned to them in this Article and include the plural as well as the singular, (b) all accounting terms not otherwise defined herein shall have the meanings assigned to them in accordance with GAAP, (c) all references in this Lease to designated "Articles," "Sections" and other subdivisions are to the designated Articles, Sections and other subdivisions of this Lease, and (d) the words "herein," "hereof," "hereunder" and other words of similar import refer to this Lease as a whole and not to any particular Article, Section or other subdivision.

         "ADDITIONAL RENT" has the meaning set forth in Section 3.01(b).

         "AFFILIATE" means any individual or Entity directly or indirectly through one or more intermediaries controlling, controlled by or under common control with a party. The term "control," as used in the immediately preceding sentence, means, with respect to a corporation, the right to exercise, directly or indirectly, fifty percent (50%) or more of the voting rights of any class of the shares of the controlled corporation, and, with respect to an entity that is not a corporation, the possession, directly or indirectly, of the power to direct or cause the direction of the management or polices of the controlled entity.

         "AWARD" means all compensation, sums or other value awarded, paid or received by virtue of a total or partial Condemnation of the Leased Premises (after deduction of all reasonable legal fees and other reasonable costs and expenses, including, without limitation, expert witness fees, incurred by Landlord in connection with obtaining any such award).

         "BANKRUPTCY CODE" means Title 11 of the United States Code, as amended.

         "BUILDING" means the building to be built by Landlord in which the Leased Premises are to be located, which building will be located on the Land. The Building will contain approximately _______ square feet of Rentable Area.

         "BUILDING STANDARD" means the brand name, type, quantity or quality of services, finishes, materials, supplies, equipment or other items which are selected for or may be used in the Complex in Landlord's sole discretion.

         "BUSINESS DAY" means any day other than Saturday, Sunday or any other day on which banking institutions in the State of Colorado are authorized by law or executive action to close.

         "CASUALTY" has the meaning given such term in Section 9.01.

         "CENTER" has the meaning ascribed thereto in the Training Center Agreement.

         "CLAIMS" has the meaning given such term in Section 7.01.

         "COMMENCEMENT DATE" has the meaning ascribed thereto in the Training Center Agreement.

         "COMMON TENANT SHARED AREAS" has the meaning given such term within the definition of "Rentable Area."

         "COMPLEX" means the Building, the Land and all Parking Structures.

         "CONDEMNATION" means, with respect to the Leased Premises, (a) the exercise of any governmental power with respect to all or part of the Leased Premises by a Condemnor of its power of condemnation; (b) a voluntary sale or transfer of all or part of the Leased Premises by Landlord to any Condemnor, either under threat of condemnation or while legal proceedings for condemnation are pending; or (c) a taking or voluntary conveyance of all or part of the Leased Premises, or any interest therein, or right accruing thereto or use thereof, as the result or in settlement of any Condemnation or other eminent domain proceeding affecting the Leased Premises, whether or not the same shall have actually been commenced.

         "CONDEMNOR" means any public or quasi-public authority, or private corporation or individual, having the power of Condemnation.

         "CONTRACTOR" has the meaning given such term in Section 8.08.

         "CONTRACTOR'S INSURANCE CERTIFICATE" has the meaning given such term in Section 8.08.

         "CONTRACTOR'S LIABILITY COVERAGE" has the meaning given such term in
Section 8.08.

         "DEFAULT" means any event, act or condition that with the giving of notice or lapse of time, or both, would constitute an Event of Default.

         "EMERGENCY SITUATIONS" means fire, any other Casualty, or any other events, circumstances or conditions that threaten the safety or physical well-being of the Leased Premises' occupants or employees or that involve the risk of material property damage or loss.

         "ENTITY" means any corporation, general or limited partnership, limited liability company or partnership, stock company or association, joint venture, association, company, trust, bank, trust company, land trust, business trust, cooperative, any government or agency or political subdivision thereof or any other entity.

         "ENVIRONMENT" means soil, surface water, groundwater, land, stream, sediment, surface or subsurface strata, ambient air, physical structures and equipment, and where radon gas is present, the interior air of buildings.

         "ENVIRONMENTAL LAWS" means any federal, state or local law, rule or regulation (both present and future) dealing with the use, generation, treatment, storage, disposal, or abatement of Hazardous Materials, including, but not limited to: (a) the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 6091 ET SEQ., as amended;
(b) any so-called "Superfund" or "Superlien" law; and (c) or any federal, state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to, or imposing liability or standards of conduct concerning, any Hazardous Materials, as now or at any time hereafter in effect.

         "ENVIRONMENTAL NOTICE" has the meaning given such term in
Section 4.03(a).

         "ENVIRONMENTAL OBLIGATION" has the meaning given such term set forth in Section 4.03(a).

         "EVENT OF DEFAULT" has the meaning given such term in Section 11.01.

         "EXTENDED TERM" has the meaning given such term in Section 2.02(b).

         "FACILITY MORTGAGE" means, with respect to the Leased Premises, any Lien by Landlord placed upon the Leased Premises in accordance with
Article XVII.

         "FACILITY MORTGAGEE" means the holder of a Facility Mortgage.

         "FIXTURES" means all equipment, machinery and other items of property, now or hereafter permanently affixed to or incorporated into the Leased Premises, including, without limitation, all of the items set forth on EXHIBIT C hereto, as well as all lift systems, furnaces, boilers, heaters, electrical equipment, heating, plumbing, lighting, ventilating, refrigerating, incineration, air and water pollution control, waste disposal, air-cooling and air-conditioning systems and apparatus, sprinkler systems, and fire and theft protection equipment, all of which, to the maximum extent permitted by law, are hereby deemed by the parties hereto to constitute real estate, together with all replacements, modifications, alterations and additions thereto, but specifically excluding Tenant's Personal Property.

         "GAAP" means U.S. generally accepted accounting principles consistently applied.

         "GOVERNMENT AGENCY" or "GOVERNMENT AGENCIES" means any court, agency, authority, board (including, without limitation, environmental protection, planning and zoning), bureau, commission, department, office or instrumentality of any nature whatsoever of any governmental unit of the United States, Colorado, any county, or any political subdivision of any of the foregoing, whether now or hereafter in existence, having jurisdiction over Tenant or the Leased Premises or any portion thereof.

         "GROSS REVENUES" means all revenues and receipts of every kind derived from operating the Leased Premises and parts thereof, including without limitation, proceeds, if any, from business interruption or other loss of income insurance. [USED ONLY IN SECTIONS 9.03]

         "HAZARDOUS MATERIALS" means any substance or material, including without limitation, any substance or material containing one or more of any of the following: "hazardous material," "hazardous waste," "regulated substance," "petroleum," "pollutant," "contaminant," or "asbestos," as such terms are defined in any applicable Environmental Law, in such concentration(s) or amount(s) as may impose cleanup, removal, monitoring or other responsibility under any applicable Environmental Law, or which may present a significant risk of harm to Tenant or any subtenants, employees, licensees, invitees or guests of the Leased Premises.

         "IMPOSITIONS" means, collectively, all taxes (including, without limitation, all AD VALOREM, sales and use, single business, gross receipts, transaction, privilege, rent or similar taxes as the same relate to or are imposed upon the Leased Premises, Tenant or the business conducted upon the Leased Premises), assessments, water, sewer or other rents and charges, excises, tax levies, fees (including, without limitation, license, permit, inspection, authorization and similar fees) and all other governmental charges, in each case whether general or special, ordinary or extraordinary, usual or unusual, foreseen or unforeseen, of every character in respect of the Leased Premises or the business conducted thereon by Tenant (including all interest and penalties thereon due to any failure in payment by Tenant), which at any time during or in respect of the Term hereof may be charged, laid, levied, assessed or imposed on or in respect of or be a Lien upon: (a) Landlord's interest in the Leased Premises; (b) the Leased Premises, any part thereof, and/or the sidewalks and streets in front of same or any vaults thereunder, or any fixtures, machinery and equipment owned by Tenant thereon or therein or any part thereof, any rent therefrom, or any estate, right, title or interest therein; or (c) any occupancy, operation, use or possession of, or sales from, or activity conducted on or in connection with the Leased Premises or the leasing or use of the Leased Premises or any part thereof by Tenant.

         "INDEBTEDNESS" means all obligations, contingent or otherwise, which, in accordance with

GAAP, should be reflected on the obligor's balance sheet as debt.

         "INITIAL TERM" has the meaning given such term in Section 2.02(a).

         "INSURANCE REQUIREMENTS" means all terms of any insurance policy required by this Lease and all requirements of the issuer of any such policy.

         "LAND" means that certain tract of land containing approximately _____ acres located in Greeley, ____ County, Colorado, as more particularly described on EXHIBIT A attached hereto.

         "LANDLORD" means Aims Continuing Education Authority, a Colorado nonprofit corporation, and its successors and assigns.

         "LANDLORD INDEMNITEE" or "LANDLORD INDEMNITEES" has the meaning given such term in Section 4.03(c).

         "LEASE" means this Lease Agreement dated as of ________, 1999, between Landlord and Tenant.

         "LEASED PREMISES" means the approximately 4,000 square feet on the __ floor of the Building, which area is cross-hatched on the floor plan attached hereto as EXHIBIT B. The Leased Premises are hereby stipulated to contain ______ square feet of Rentable Area, which includes Tenant's occupied space plus Tenant's allocable portion of Tenant Shared Areas.

         "LEGAL REQUIREMENTS" means all applicable federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, and ordinances, and all applicable judicial, administrative and regulatory judgments, decrees and injunctions, affecting Tenant or the Leased Premises or the maintenance, construction, alteration or operation thereof, whether now or hereafter enacted or in existence, including, without limitation, (a) all permits, licenses, certificates of need, authorizations and regulations necessary to operate the Leased Premises for its Primary Intended Use, and
(b) all covenants, agreements, restrictions and encumbrances contained in any instruments either of record or actually known to Tenant (other than encumbrances hereafter created by Landlord without the consent of Tenant) at any time in force affecting the Leased Premises, including those which may
(i) require material repairs, modifications or alterations in or to the Leased Premises, or (ii) in any way materially adversely affecting the use and enjoyment thereof.

         "LICENSES" means all licenses, operating permits and other governmental authorizations and all contracts with governmental or quasi-governmental entities, that may be necessary for the operation of the Center.

         "LIEN" means any mortgage, security interest, pledge, collateral assignment, or other encumbrance, lien or charge of any kind (including, without limitation, any easements, covenants, conditions and restrictions), or any transfer of any property or assets for the purpose of subjecting the same to an encumbrance, lien or charge securing the payment of Indebtedness or performance of any other obligation in priority to payment of any Person's general creditors.

         "MINIMUM RENT" has the meaning given such term in Section 3.01(a).

         "MONTHLY TERM" has the meaning given such term in Section 2.02(c).

         "NOTICE" or "NOTICES" has the meaning given such term in
Section 17.08.

         "PARKING STRUCTURE" means the parking facility and all improvements thereto, to be located on a portion of the Land.

         "PERMITTED LIENS" means: (a) this Lease; (b) all rights, restrictions and easements of record as of the Commencement Date acceptable to Landlord; (c) any Facility Mortgage; (d) security interests securing the purchase price of equipment or personal property acquired by Tenant before or after the Commencement Date; PROVIDED, HOWEVER, that (i) any such Lien described in this clause (d) shall at all times be confined solely to the asset in question, and (ii) the aggregate principal amount of Indebtedness secured by any such Lien described in this clause (d) shall not exceed the cost of acquisition of the property subject thereto; and (e) any other Liens as may have been consented to in writing by Landlord.

         "PERSON" means any individual or Entity, and the heirs, executors, administrators, legal representatives, successors and assigns of such Person where the context so requires.

         "PLANS AND SPECIFICATIONS" has the meaning given such term in
Section 5.06(a)(v).

         "PRIMARY INTENDED USE" has the meaning given such term in
Section 4.01(a).

         "REAL ESTATE TAXES" means all real estate taxes, including general and special assessments and impact fees, if any, which are imposed upon or relate to the Land and any improvements thereon (including the Leased Premises), including without limitation, the following:

                  (a) any franchise, corporate, estate, inheritance, succession or capital levy imposed on Landlord;

                  (b) special assessments (regardless of when due or whether they are paid as a lump sum or in installments over time) imposed because of facilities that are constructed by or on behalf of the assessing jurisdiction (i.e., roads, sidewalks, sewers, culverts, etc.) which directly benefit the Leased Premises or any part thereof (regardless of whether or not they also benefit other buildings);

                  (c) impact fees (regardless of when due or whether they are paid as a lump sum or in installments over time) that are required of Landlord as a condition to the issuance of site plan approval, zoning variances or building permits; and

                  (d) tax-increment financing or similar financing whereby the municipality or other taxing authority has assisted in financing the construction of the Leased Premises or any part thereof by temporarily reducing or abating normal impositions in return for substantially higher levels of impositions at later dates.

         "RENT" or "RENTS" means, collectively, the Minimum Rent and all items of Additional Rent payable by Tenant to Landlord pursuant to the provisions of this Lease.

         "RENT DAY" means any day on which Rent is due and payable pursuant to Article III.

         "RENTABLE AREA" means the rental square footage within the Complex, including without limitation, the following:

                  (a) in the case of a single-tenancy floor, all floor area measured from the inside surface of the outer glass line or exterior wall of the Building (including balcony areas) forming a part of the Leased Premises even though all or a part of the area of such balconies might extend past the glass line) to the inside surface of the opposite outer wall, excluding only those areas within the outside walls used for Building stairs, fire towers, elevator shafts, flues, vents, stacks, pipe shafts and vertical ducts, but including any such areas which are for the specific use of Tenant, such as special stairs or elevators, and

                  (b) in the case of a partial floor, all floor areas within the inside surface of the outer glass line or exterior wall enclosing the Tenant occupied portion of the floor (including balcony areas forming a part of the Leased Premises even though all or a part of the area of such balconies might extend past the glass or exterior wall line) and measured to the midpoint of the demising walls separating areas leased by or held for lease to other tenants and from areas devoted to elevator foyers, rest rooms, mechanical rooms, janitor closets, vending areas and other similar facilities for the use of all tenants on the particular floor (the "Tenant Shared Areas"), but including a part of the Tenant Shared Areas located on such floor based upon the ratio which the Tenant's total occupied portion of such floor bears to the aggregate occupiable areas on such floor.

         The Leased Premises also shall include any areas of the Complex which are incorporated into the Leased Premises or which are reserved or designated for exclusive use or occupancy by Tenant even though such areas would have been classified as Tenant Shared Areas or Common Tenant Shared Areas (defined herein) were it not for such reservation or designation (including, without limitation, foyers, lobby areas, passageways and bathrooms situated on the ground floor of any building and any balconies or enclosed patios even though all or a part of such areas might extend past the glass or exterior wall line of the Building of which they form a part). All such areas shall be deemed Tenant occupied areas for purposes of any area calculations described herein.

         Rentable Area also shall include a portion of the areas in the Complex which exist for the common benefit or use of all tenants or which are occupied and used by Landlord to provide Building services and management including, without limitation (if applicable), the management office, the Building engineers office, the central mechanical room, postal and security stations, lobby areas and interior passageways through the Complex not reserved for the exclusive use of a specific tenant, and offices and rooms in the Complex used by independent contractors such as the janitorial and security service companies, and all other areas in the Complex similar thereto (the "Common Tenant Shared Areas"). The total Rentable Area of the Leased Premises shall be the Rentable Area of each floor of the Leased Premises as calculated in (a) and (b) above plus a portion of the Common Tenant Shared Areas based upon the ratio which the Rentable Area of the Leased Premises (excluding the Common Tenant Shared Areas) bears to the total net rental Area of the Complex (excluding the Common Tenant Shared Areas). No deductions from Rental Area are made for columns or other projections. The Rentable Area in the Leased Premises has been calculated on the basis of the foregoing definition and is stipulated for all purposes hereof to be the number of square feet as shown in EXHIBIT B hereto (this calculation includes Tenant's occupied portion of each floor plus Tenant's share of Tenant Shared Area and Common Tenant Shared Areas), whether the same should be more or less as a result of minor variations resulting from actual construction and completion of the Leased Premises for occupancy so long as such work is done in accordance with the terms and provisions hereof.

         "REPLACEMENT COST" means the actual replacement cost of the Leased Premises requiring replacement from time to time, including an increased cost of construction endorsement, if available, and the cost of debris removal less exclusions provided in the standard form of fire insurance policy. Landlord shall have the right to have such full Replacement Cost redetermined by an independent accredited appraiser and the determination of such appraiser shall be final and binding on the parties hereto.

         "SECURITY DEPOSIT" has the meaning given such term in
Section 3.01(b)(vi).

         "SPECIFICATIONS" means the specifications and standards attached hereto as Exhibit D.

         "SUCCESSOR LANDLORD" has the meaning given such term in Section 16.02.

         "TENANT" means Training Devices Inc., a Colorado corporation, its successors and assigns, and any Person with which such company may be merged or consolidated.

         "TENANT CHANGE" or "TENANT CHANGES" has the meaning given such term in Section 5.05(a).

         "TENANT'S PERSONAL PROPERTY" means all tangible and intangible personal property now owned, leased or hereafter acquired by Tenant on or after the date hereof, not affixed to the Leased Premises, and all contracts and agreements to which Tenant is a party used in the operation of the Center.

         "TENANT'S PROPORTIONATE SHARE" means a fraction, the numerator of which is the Rentable Area of the Leased Premises and the denominator of which is the total Rentable Area of the Building, stipulated herein to be _____ square feet.

         "TENANT SHARED AREAS" has the meaning given such term within the definition of "Rentable Area."

         "TERM" has the meaning given such term in Section 2.02(a), unless sooner terminated pursuant to the terms of this Lease.

         "TRAINING CENTER AGREEMENT" means that certain Training Center and Fractional

Ownership Agreement dated as of ________, 1999, between Landlord and Tenant.

         "UNAVOIDABLE DELAY" means delay due to strikes, acts of God, force majeure, governmental restrictions or actions (including the revocation or refusal to grant Licenses or permits, where such revocation or refusal is not due to the fault of the party whose performance is excused by reason of such Unavoidable Delay), enemy action, civil commotion, fire, unavoidable Casualty, Condemnation or other comparable causes beyond the reasonable control of Landlord or Tenant; PROVIDED, HOWEVER, that lack of funds shall not be deemed a cause beyond the reasonable control of a party, unless such lack of funds is caused by the breach of the other party's obligations under this Lease.

         "UNSUITABLE FOR PRIMARY INTENDED USE" means a state or condition of the Leased Premises such that: (a) following any damage or destruction involving the Leased Premises, the Leased Premises cannot reasonably be expected to be restored within six (6) months following such damage or destruction to substantially the same condition as existed immediately before such damage or destruction; or (b) as the result of a partial taking by Condemnation, the Leased Premises cannot be operated on a commercially practicable basis for their Primary Intended Use, taking into account, among other relevant factors, the amount of square footage and the revenues affected by such damage, destruction or partial taking.

         "UTILITY CHARGES" has the meaning given such term in
Section 3.01(b)(iii).

                                   ARTICLE II

                            LEASED PREMISES AND TERM

         SECTION 2.01. THE LEASED PREMISES. Upon and subject to the terms and conditions hereinafter set forth, and subject to the rights of any Facility Mortgagee, Landlord hereby leases the Leased Premises (including the Fixtures) to Tenant for the Term, and Tenant hereby leases the Leased Premises (including the Fixtures) from Landlord for the Term, effective upon the Commencement Date.

         SECTION 2.02. TERM OF LEASE.

                  (a) TERM. The term of this Lease (the "Term") shall commence on the Commencement Date and shall terminate on the last day of the tenth year after the Commencement Date (such period, the "Initial Term"), unless sooner terminated pursuant to the terms of this Lease or extended pursuant to Section 2.02(b) herein.

                  (b) EXTENSION. So long as there is no Default or Event of Default hereunder, Tenant still occupies the Leased Premises and Landlord consents to the exercise thereof, which consent may be withheld in Landlord's sole and absolute discretion, Tenant shall have one (1) option to extend the Initial Term of this Lease for five (5) additional years commencing on the first day after the expiration of the Initial Term (such period, the "Extended Term"). Such Extended Term shall be on the same terms and conditions as set forth herein; PROVIDED, HOWEVER, that the Minimum Rent for such Extended Term shall be increased as set forth in Section 3.01(a) below. If Tenant shall elect to exercise its option to extend the Term of this Lease as set forth herein, Tenant shall do so by giving written notice thereof to Landlord not less than ninety (90) days prior to the expiration of the Initial Term of this Lease. Any references to "Term" shall include the Initial Term of this Lease, the permitted Extended Term hereunder, the permitted Monthly Term hereunder and, subject to the terms of Article XII, any period of holding over by Tenant.

                  (c) MONTHLY TERM. So long as there is no Default or Event of Default hereunder and Tenant still occupies the Leased Premises, at the end of the Initial Term or at the end of the Extended Term (if applicable), Tenant shall have the option of leasing the Leased Premises on a month-to-month basis for a period of up to six (6) months (such period, the "Monthly Term"). Such Monthly Term shall be on the same terms and conditions as set forth herein; PROVIDED, HOWEVER, that the Minimum Rent for such Monthly Term shall be as set forth in Section 3.01(a) below; and FURTHER PROVIDED that the Leased Property's Primary Intended Use during such Monthly Term shall be limited to the use and operation of one Beech 1900 D Level C Full Flight Simulator in the Leased Premises. If Tenant elects to exercise its option for a monthly tenancy as set forth herein, Tenant shall do so by giving written notice thereof to Landlord not less than _____ (__) days prior to the expiration of the Initial Term or Extended Term (if applicable) of this Lease.

                  (d) NO CANCELLATION.

                           (i) After the Commencement Date, Tenant shall have
                  no right, and hereby waives any right, to cancel or terminate this Lease, to seek a diminution of rent, sue for damages, or assert any other contractual, legal or equitable remedy based either on a claim that Landlord failed to deliver possession in accordance with the terms of this Lease or based on a claim that the size, location, layout, dimensions or construction of the Leased Premises or any other building, the service area (if any), sidewalks, parking or any other facilities were not furnished in accordance with the terms of this Lease.

                           (ii) On the Commencement Date, Tenant shall be
                  deemed to have certified to Landlord that the Leased Premises has been delivered to Tenant in accordance with the terms of this Lease and that possession thereof has been accepted, fully and completely, by Tenant who is then in possession of the same, and that there is not then any offset of any Rents nor any violation of any of the Lease terms on the part of Landlord. The foregoing provisions shall be self-operative and no further instrument, letter, or certificate shall be required by Landlord or any Facility Mortgagee unless such parties shall deem the same appropriate, in which event, in confirmation of the foregoing, upon written request, Tenant promptly shall execute, in writing, a certificate containing the foregoing provisions, including the Rents, and the commencement and expiration dates of the Term of this Lease.

         SECTION 2.03. INCOME AND EXPENSES. Except as otherwise set forth herein, this Lease shall be a "triple net" lease and Tenant shall be entitled to all income and shall be responsible for the payment or settlement of all expenses of the Leased Premises accruing on and after the Commencement Date and until the expiration or earlier termination of the Term.

         SECTION 2.04. CONDITION OF LEASED PREMISES. Landlord and Tenant acknowledge that the Leased Premises will be constructed in accordance with the plans set forth on Exhibit B and that the Leased Premises shall be in accordance with the Specifications. Tenant accepts the Leased Premises in its "as is" condition as of the Commencement Date, subject to the rights of Landlord, the existing state of title, including all covenants, conditions, restrictions, reservations, mineral leases, easements and other matters of record or that are visible or apparent on the Leased Premises, all applicable Legal Requirements, the lien of financing instruments, mortgages and deeds of trust, and such other matters which would be disclosed by an inspection of the Leased Premises and the record title thereto or by an accurate survey thereof, and all other Permitted Liens. TENANT REPRESENTS THAT, EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS LEASE, IT IS NOT RELYING ON ANY REPRESENTATION OR WARRANTY OF LANDLORD OR LANDLORD'S AGENTS OR EMPLOYEES WITH RESPECT TO THE CONDITION OF THE LEASED PREMISES, AND EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS LEASE, TENANT WAIVES ANY CLAIM OR ACTION AGAINST LANDLORD IN RESPECT THEREOF. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS LEASE, LANDLORD MAKES NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, IN RESPECT OF THE LEASED PREMISES OR ANY PART THEREOF, EITHER AS TO ITS FITNESS FOR USE, DESIGN OR CONDITION FOR ANY PARTICULAR USE OR PURPOSE OR OTHERWISE, OR AS TO THE QUALITY OF THE MATERIAL OR WORKMANSHIP THEREIN, LATENT OR PATENT, IT BEING AGREED THAT ALL SUCH RISKS ARE TO BE BORNE BY TENANT.

                                   ARTICLE III

                                      RENTS

         SECTION 3.01.   RENTS.

                  (a) MINIMUM RENT. Tenant covenants to pay to Landlord as set forth in Section 3.02, without previous demand therefor and without any delay, defense, set-off, deduction or abatement whatsoever, a minimum rent (the "Minimum Rent") in the following amounts: (i) for years one through four of the Initial Term, $127,000 per year, payable in (A) one monthly installment of $10,583.37 followed by (B) eleven equal monthly installments of $10,583.33, each installment payable in advance on the first day of each and every calendar month, with the first installment of year one for $10,583.37 due on the Commencement Date; (ii) for years five through seven of the Initial Term, $137,000 per year, payable in (A) one monthly installment of $11,416.74 followed by (B) eleven equal monthly installments of $11,416.66, each installment payable in advance on the first day of each and every calendar month; (iii) for years eight through ten of the Initial Term, $147,000 per year, payable in twelve equal monthly installments of $12,250.00, each installment payable in advance on the first day of each and every calendar month; (iv) for the Extended Term, $147,000 per year increased by the cumulative consumer price index for the prior five years, payable in twelve equal monthly installments in advance on the first day of each and every calendar month of the Extended Term; and (v) for the Monthly Term, the Minimum Rent in effect at the time the option granted to Tenant in Section 2.02(c) is exercised.

                  (b) ADDITIONAL RENT. Tenant shall pay, as additional rent ("Additional Rent"), all charges, costs, expenses and other payments which Tenant assumes or agrees to pay under any of the provisions of this Lease, including without limitation, the following:

                           (i) IMPOSITIONS. Tenant shall pay or cause to be paid
                  Tenant's Proportionate Share of the Impositions attributable to any period during the Term before any fine, penalty, interest or cost (other than any opportunity cost as a result of a failure to take advantage of any discount for early payment) may be added for nonpayment. Within thirty (30) days after receipt of written Notice of the amount of Tenant's Proportionate Share of the Impositions, Tenant shall pay such amount to Landlord. Landlord, at its expense, to the extent required or permitted by Legal Requirements, shall prepare and file all tax returns required to be filed by Landlord, and Tenant, at its expense, to the extent required or permitted by Legal Requirements, shall prepare and file all tax returns and reports required to be filed by Tenant in respect of any Imposition as may be required by any Government Agency. Provided that no Default or Event of Default shall have occurred and be continuing, if any refund shall be due from any taxing authority in respect of any Imposition paid by Tenant, Tenant's Proportionate Share of such refund shall be paid over to Tenant. Upon request of the other, Landlord and Tenant each shall provide such data as is maintained by the party to whom the request is made with respect to the Leased Premises as may be necessary to prepare any required returns and reports. In the event that Government Agencies classify any portion of the Leased Premises covered by this Lease as personal property, Tenant shall file all personal property tax returns in such jurisdictions where it may legally be required to so file. Upon request, each party shall provide, to the extent it possesses the same, the other with cost and depreciation records necessary for filing returns for any portion of the Leased Premises so classified as personal property. Landlord shall use its best efforts to give prompt Notice to Tenant of all Impositions payable by Tenant hereunder of which Landlord at any time has knowledge; PROVIDED, HOWEVER, that Landlord's failure to give any such Notice shall in no way diminish Tenant's obligation hereunder to pay such Impositions.

                           Notwithstanding the provisions of this Section, in
                  the event that Landlord, in its sole discretion, determines that it will deliver payment of any Impositions referred to in this Section to the appropriate taxing or Government Agencies, then, in such event, Landlord agrees to notify Tenant of the delivery of payment of said Impositions by Landlord to the appropriate taxing or Government Agencies and the amount of

                  Tenant's Proportionate Share of such Impositions so paid by Landlord to the appropriate taxing or Government Agencies, and the amount of Tenant's Proportionate Share of such Impositions paid by Landlord on account of said Impositions thereafter shall be reimbursed and paid by Tenant to Landlord on the next succeeding Minimum Rent payment date and shall be added to the next or any subsequent rent thereafter to become due as Landlord elects and shall be collectible as such as Additional Rent. It is understood and agreed by Landlord and Tenant that notwithstanding Landlord's determination pursuant to this Section to deliver the payment of said Impositions to the appropriate taxing or Government Agencies, that the obligation to pay Tenant's Proportionate Share of said Impositions during the Term of this Lease shall be the obligation of Tenant hereunder at all times whether said Impositions shall be paid by Tenant directly to Landlord or reimbursed to Landlord as stipulated herein if Landlord so elects. Furthermore, it expressly is understood that payment by Landlord of any said Impositions, whether pursuant to this Section or in the Event of Default hereunder, shall not be deemed to waive or release the obligation of Tenant to make payment for said Impositions or to waive or release any rights of Landlord hereunder.

                           (ii) REAL ESTATE TAXES. Tenant shall deposit with
                  Landlord funds for the payment of Tenant's Proportionate Share of Real Estate Taxes, as estimated by Landlord at the commencement of the Term, payable in twelve (12) equal monthly installments in advance on the first day of each and every calendar month during the Term of this Lease; PROVIDED, HOWEVER, that notwithstanding any provision contained herein, upon Tenant's execution of this Lease, Tenant shall deposit with Landlord funds for payment of Tenant's Proportionate Share of the Real Estate Taxes for the Leased Premises for the year 1999, based upon the 1998 Real Estate Taxes. At any time during the Term, Landlord may re-estimate Tenant's Real Estate Tax obligations and thereafter adjust Tenant's equal monthly installments thereof. In the event that the laws of the State of Colorado shall be altered so as to reduce or replace the amount of the Real Estate Taxes on the Leased Premises and in place thereof impose any tax, charge, or assessment against the holder of any mortgage on the Leased Premises, or any note, bond or other indebtedness secured thereby, or any tax on this Lease or leasehold estate, then Tenant shall pay Tenant's Proportionate Share of such tax, charge or assessment as Additional Rent.

                           It is understood and agreed by and between Landlord
                  and Tenant that, at all times during the Term of this Lease, Landlord shall have the right, but not the obligation, to elect at its option, to challenge the assessed value of the Leased Premises and/or to challenge the Real Estate Taxes levied or assessed against the Leased Premises. In any such event, Landlord shall be entitled to retain the services of individuals or companies of its selection, including, but not limited to, attorneys and appraisers to support such challenge. It is understood and agreed that Landlord shall be authorized to arrange for payment of such services as a percentage of the reduction in the Real Estate Taxes payable for the Leased Premises. Tenant agrees, as Additional Rent, to reimburse Landlord for Tenant's Proportionate Share of any such payments within ten (10) days of Landlord's written demand for such payment.

                           (iii) UTILITY CHARGES. Landlord shall ensure that the
                  Leased Premises are wired to meet the electricity requirements set forth in the Specifications. Landlord shall cause to be installed a separate meter to measure the amount of electricity used by the Leased Premises. Tenant shall pay or cause to be paid promptly, as and when the same shall become due and payable, all charges for electricity used by the Leased Premises. [AND THE COSTS OF THE SEPARATE METER?]

                           Tenant shall pay or cause to be paid promptly, as and
                  when the same shall become due and payable, Tenant's Proportionate Share of all water rents, rates and charges, all sewer rents and all charges for power, gas, oil, heat, steam, hot water and other utilities, including charges for repairing and setting meters, supplied to the Leased Premises at anytime during the Term of this Lease (collectively with electricity charges, the "Utility Charges"). Tenant shall keep the Leased Premises sufficiently heated so as to prevent freezing and deterioration thereof and/or of the equipment and facilities contained therein.

                           (iv) INSURANCE PREMIUMS. Tenant shall pay or cause to
                  be paid all premiums for insurance coverage required to be maintained by Tenant pursuant to Article VIII.

                           (v) BUILDING SERVICES. Tenant shall pay or cause to
                  be paid Tenant's Proportionate Share of the building services costs listed in Section 5.01.

                           (vi) OTHER CHARGES. Tenant shall pay or cause to be
                  paid all other amounts, liabilities and obligations that Tenant assumes or agrees to pay under this Lease, including, without limitation, all agreements to indemnify Landlord under Sections 4.03(c) (Environmental), 5.02(b) (Legal Requirement Compliance), 6.01 (Liens), 7.01 (Permitted Contests) and 8.08 (General Indemnification).

                           (vii) SECURITY DEPOSIT. On the Commencement Date,
                  Tenant shall pay to Landlord the sum of $_____ (the "Security Deposit") which shall be held by Landlord for the performance of Tenant's covenants and obligations under this Lease, it being expressly understood that the Security Deposit shall not be considered an advance payment of Rent or a measure of Landlord's damage in case of Default hereunder by Tenant, and shall be held by Landlord without payment of any interest thereon. Upon the occurrence of any Event of Default by Tenant under this Lease, without prejudice to any other remedy, Landlord from time to time may use the Security Deposit to the extent necessary to make good any arrears of Rents or to repair any damage or injury or pay any expense or liability incurred by Landlord as a result of an Event of Default or breach of covenant, and any remaining balance of the Security Deposit shall be returned by Landlord to Tenant upon the termination of this Lease. If any portion of the Security Deposit is so used or applied, Tenant shall deposit with Landlord, upon ten (10) days' Notice from Landlord, by cash or cashier's check an amount sufficient to restore the Security Deposit to its original amount. The Security deposit may be assigned and transferred by Landlord to the Successor Landlord, and upon acknowledgment by such Successor Landlord of receipt of such security and its assumption of the obligation to account to Tenant for such security in accordance with the terms of this Lease, Landlord shall thereby be discharged of any further obligation relating thereto.

                           (viii) PERFORMANCE BY LANDLORD. Except as otherwise
                  provided herein, in the event that Landlord shall pay any sum of money, or do any act which shall require the expenditure of any sums by reason of the failure of Tenant to perform any of the covenants, terms or conditions herein contained, Tenant covenants to repay promptly such sums with interest at the rate of eighteen percent (18%) per annum, to Landlord upon demand, and in Default thereof, the sums so paid by Landlord and the interest thereon, may be added as Additional Rent to the Minimum Rent becoming due upon the next Rent Day, or, at Landlord's option, on any subsequent Rent Day and shall be payable as such. Nothing contained herein, however, shall be construed to postpone the right of Landlord, immediately upon expending such sums, to collect such sums by action or otherwise.

                           (ix) LATE CHARGES. If any installment of Minimum Rent
                  or Additional Rent (but only as to those Additional Rents that are payable directly to Landlord) shall not be paid on its due date, Tenant shall pay Landlord, on demand, as Additional Rent, a late charge (to the extent permitted by law) equal to five percent (5%) of the amount of such installment. To the extent that Tenant timely pays any Additional Rent directly to Landlord pursuant to any requirement of this Lease, Tenant shall be relieved of its obligation to pay such Additional Rent to the Entity to which it would otherwise be due.

                           In the event of any failure by Tenant to pay any
                  Additional Rent when due to any Entity other than Landlord, Tenant shall promptly pay and discharge, as Additional Rent, every fine, penalty, interest and cost that may be added by the Entity to which such Additional Rents are due (other than Landlord) for nonpayment or late payment of such items.

         SECTION 3.02. PAYMENT OF RENT. Tenant, during the Term hereby granted, shall pay to Landlord, at such place as it, in writing, shall designate, and to such person, firm or corporation as Landlord, in writing, shall designate, or to its assignee, the Minimum Rent and any Additional Rent due hereunder. Until further notice from Landlord, said Minimum Rent and any Additional Rent shall be paid by wire transfer of immediately available federal funds, on the date due, to the account identified on SCHEDULE 3.02. [WANT WIRE PAYMENTS?]

         SECTION 3.03. NET LEASE. The Rents shall be absolutely net to Landlord so that this Lease shall yield to Landlord the full amount of the installments or amounts of Rent throughout the Term, subject to any other provisions of this Lease which expressly provide for adjustment or abatement of such Rent. It is the intention of the parties that Landlord shall receive the Rents herein reserved free from all taxes, charges, expenses, damages and deductions of every description, and that Tenant shall pay all of the above items and expenses and damages which, except for the execution and delivery of this Lease, would have been chargeable against the Leased Premises and payable by Landlord.

         SECTION 3.04. NO TERMINATION OR ABATEMENT. Except as otherwise specifically provided in this Lease, Tenant, to the maximum extent permitted by law, shall remain bound by this Lease in accordance with its terms and shall neither take any action without the consent of Landlord to modify, surrender or terminate this Lease, nor seek, nor be entitled to, any abatement, deduction, deferment or reduction of the Rents, or set-off against the Rents, nor shall the respective obligations of Landlord and Tenant be otherwise affected by reason of
(a) any damage to or destruction of the Leased Premises or any portion thereof from whatever cause or any Condemnation; (b) the lawful, or unlawful prohibition of, or restriction upon, Tenant's use of the Leased Premises, or any portion thereof, or the interference with such use by any Person; (c) any claim that Tenant may have against Landlord by reason of any default or breach of any warranty by Landlord under this Lease or any other agreement between Landlord and Tenant, or to which Landlord and Tenant are parties; (d) any bankruptcy, insolvency, reorganization, composition, readjustment liquidation, dissolution, winding up or other proceedings affecting Landlord or any assignee or transferee of Landlord; or (e) any other cause whether similar or dissimilar to any of the foregoing, other than a discharge of Tenant from any such obligations as a matter of law; PROVIDED, HOWEVER, that the foregoing shall not apply or be construed to restrict any other rights Tenant may have as a result of any act or omission by Landlord constituting gross negligence or willful misconduct. Tenant hereby waives all rights arising from any occurrence whatsoever, which may now or hereafter be conferred upon it by law, to (i) modify, surrender or terminate this Lease or quit or surrender the Leased Premises or any portion thereof, or
(ii) entitle Tenant to any abatement, reduction, suspension or deferment of the Rents or other sums payable or other obligations to be performed by Tenant hereunder, except as otherwise specifically provided in this Lease. The obligations of Tenant hereunder shall be separate and independent covenants and agreements, and the Rents and all other sums payable by Tenant hereunder shall continue to be payable in all events unless the obligations to pay the same shall be terminated pursuant to the express provision of this Lease. Notwithstanding anything set forth in this Lease to the contrary, in any instance where, after the occurrence of a Default or an Event of Default, this Lease expressly permits Landlord to retain funds which, but for the Default or Event of Default, would be payable to Tenant, Landlord shall refund such funds to Tenant to the extent that the amount exceeds the amount estimated by Landlord in good faith to be necessary to compensate Landlord for any cost, loss or damage incurred or reasonably expected to be incurred in connection with such Default or Event of Default.

                                   ARTICLE IV

                           USE OF THE LEASED PREMISES

         SECTION 4.01.       PERMITTED USE.

                  (a) PRIMARY INTENDED USE. Tenant shall have the right, at all times during the Term and at any other time that Tenant shall be in possession of any Leased Premises, to use the Leased Premises for the operation of a full flight simulator training center and for such other uses as may be incidental or necessary thereto (such use being hereinafter referred to as the Leased Premises' "Primary Intended Use"). Tenant shall not use the Leased Premises or any portion thereof for any use inconsistent with the Primary Intended Use without the prior written consent of Landlord. Tenant shall not take or omit to take any action, the taking or omission of which materially impairs the value or the usefulness of the Leased Premises or any part thereof for its Primary Intended Use.

                  (b) NECESSARY APPROVALS. Tenant shall proceed with all due diligence and exercise commercially reasonable efforts to obtain and maintain all Licenses necessary to use and operate, for its Primary Intended Use, the Leased Premises and Leased Premises located thereon under Legal Requirements and Landlord shall cooperate with respect to obtaining any such Licenses, including joining in any application for Licenses to the extent required by Legal Requirements.

                  (c) LAWFUL USE. Tenant shall not use, and shall use commercially reasonable efforts to prohibit third parties from using, the Leased Premises or Tenant's Personal Property for any unlawful purpose. Tenant shall not commit, and shall use commercially reasonable efforts not to suffer to be committed, any waste on the Leased Premises, or in the Leased Premises, nor shall Tenant cause or permit any nuisance thereon or therein. Tenant shall not use, and shall use commercially reasonable efforts to prohibit third parties from using, the Leased Premises or any portion thereof, including Tenant's Personal Property, in such a manner as (i) might reasonably tend to impair Landlord's (or Tenant's, as the case may be) title thereto or to any portion thereof; or (ii) may reasonably make possible a claim or claims for adverse usage or adverse possession by the public, or of implied dedication of the Leased Premises or any portion thereof. Tenant shall not use, and shall use commercially reasonable efforts to prohibit third parties from using, the Leased Premises in any manner that will cause the cancellation of any insurance policy covering the Leased Premises or any part thereof (unless another adequate policy is available), nor shall Tenant sell or otherwise provide to customers, and shall use commercially reasonable efforts to prohibit third parties from keeping, using or selling in or about the Leased Premises, any article which may be prohibited by law or by the standard form of fire insurance policies, or any other insurance policies required to be carried hereunder, or fire underwriter's regulations.

         SECTION 4.02. COMPLIANCE WITH LEGAL AND INSURANCE REQUIREMENTS. Subject to the provisions of Article VII hereof, Tenant, at its sole expense, shall (a) comply in all material respects with Legal Requirements and Insurance Requirements in respect of the use, operation, maintenance, repair, alteration and restoration of the Leased Premises; and (b) procure, maintain and comply in all material respects with all appropriate Licenses, permits and other authorizations and agreements required for any use of the Leased Premises and Tenant's Personal Property then being made, and for the proper erection, installation, operation and maintenance of the Leased Premises or any part thereof.

         SECTION 4.03.   ENVIRONMENTAL MATTERS.

                  (a) RESTRICTIONS ON USE. Tenant shall not store, spill upon, dispose of or transfer to or from the Leased Premises any Hazardous Materials, except that Tenant may store, transfer and dispose of Hazardous Materials in compliance with all Environmental Laws. Tenant promptly shall: (i) notify Landlord in writing of any material change in the nature or extent of Hazardous Materials at the Leased Premises of which Tenant has notice or actual knowledge; (ii) transmit to Landlord a copy of any Community Right to Know report which is required to be filed by Tenant with respect to the Leased Premises pursuant to Title III of the Superfund Amendments and Reauthorization Act of 1986 or any other Environmental Law; (iii) transmit to Landlord copies of any demand letters, complaints or other documents initiating legal action, citations, orders, notices or other material communications asserting claims by private parties or Government Agencies with respect to Hazardous Materials received by Tenant or its agents or representatives (collectively, "Environmental Notice"), which Environmental Notice requires a written response or any action to be taken and/or if such Environmental Notice gives notice of and/or could give rise to a material violation of any Environmental Law and/or could give rise to any material cost, expense, loss or damage (an "Environmental Obligation"); (iv) subject to Section 4.03(b), use commercially reasonable efforts to comply with all Environmental Laws relating to the use, maintenance and disposal of Hazardous Materials and all orders or directives from any official, court or agency of competent jurisdiction relating to the use or maintenance thereof or requiring the removal, treatment, containment or other disposition thereof; and (v) subject to Section 4.03(b), pay or otherwise dispose of any fine, charge or imposition related thereto, unless Tenant shall contest the same in good faith and by appropriate proceedings and the right to use, and the value of, the Leased Premises are not adversely affected thereby in any substantial manner.

                  Tenant shall submit to Landlord on an annual basis copies of its approved Hazardous Materials communication plan, OSHA monitoring plan, and permits required by the Resource Recovery and Conservation Act of 1976, if Tenant is required to prepare, file or obtain any such plans or permits.

                  If at any time Hazardous Materials are discovered in violation of Environmental Laws on the Leased Premises, subject to Section 4.03(b), Tenant shall exercise commercially reasonable efforts to take all actions and incur any and all expenses (which actions and expenses shall be subject to Landlord's prior approval, not to be unreasonably withheld, conditioned or delayed, except in Emergency Situations, in which case Landlord's prior approval shall not be required) as may be necessary or required by any Government Agency to: (i) clean up and remove from and about the Leased Premises all Hazardous Materials thereon; (ii) contain and prevent any further release or threat of release of Hazardous Materials on or about the Leased Premises; and
         (iii) use good faith efforts to eliminate any further release or threat of release of Hazardous Materials on or about the Leased Premises.

                  (b) TENANT'S RESPONSIBILITY FOR DISPOSAL. It shall be Tenant's responsibility to see that any Hazardous Material which is required to be disposed of by Tenant pursuant to Environmental Law or this Section
         4.03 is (i) temporarily stored on the Leased Premises in a manner consistent with all Environmental Laws, and (ii) is removed and handled by an individual or firm licensed, in the case of Hazardous Material, to dispose of such material. If Tenant fails to dispose of such Hazardous Material as required by this Lease, Landlord may (but is not required to) dispose of or contract for disposal and Tenant shall pay Landlord for the cost thereof as Additional Rent hereunder. Nothing contained herein shall be deemed to impose an obligation on Landlord to see that Tenant properly disposes of Hazardous Material Waste stored or generated on the Leased Premises. Landlord's approval of a firm or individual selected by Tenant to remove such Hazardous Material shall not be deemed to constitute acceptance by Landlord of the adequacy of the services of such individual or firm nor shall Landlord be responsible for such individual's or firm's performance of such services.

                  (c) ENVIRONMENTAL INDEMNIFICATION. Tenant shall protect, indemnify and hold harmless Landlord and all Facility Mortgagees, their Affiliates and their respective members, shareholders or other equity owners, directors, management committee, or similar persons, trustees, officers and employees, and any of their respective successors or assigns (hereafter the "Landlord Indemnitees" and when referred to singly, a "Landlord Indemnitee") for, from and against any and all debts, liens, claims, causes of action, administrative orders or notices, costs, fines, penalties or expenses (including without limitation, attorneys' fees and expenses) imposed upon, incurred by or asserted against any Landlord Indemnitee resulting from, either directly or indirectly, the presence in the Environment of the Leased Premises or any properties surrounding the Leased Premises of any Hazardous Materials arising during the Term, except to the extent that the same arises by reason of the gross negligence or willful misconduct of Landlord or any Landlord Indemnitee. Tenant's duty herein includes, but is not limited to, indemnification for costs associated with personal injury or property damage claims as a result of the presence of Hazardous Materials in, upon or under the soil or ground water of the Leased Premises in violation of any Environmental Law.

                  Upon demand, Tenant shall pay to Landlord, as Additional Rent, any cost, expense, loss or damage (including without limitation, attorneys' fees and costs) incurred by Landlord in asserting any right under this Section 4.03(c), including, without limitation, any right of indemnity under this Section 4.03(c) or otherwise arising from a failure of Tenant to strictly observe and perform the foregoing requirements.

                  (d) SURVIVAL. The provisions of this Section 4.03 shall survive for a period of six (6) years from the date of expiration or sooner termination of this Lease.

                  (e) LANDLORD'S RIGHTS. In addition to the rights heretofore reserved by Landlord, at Landlord's option Landlord shall have the right to restrain by injunction any violation or attempted violation by the Tenant, or its assignees, or agents, of any of the restrictions or covenants or agreements as to the use or occupation or the Leased Premises as herein provided.

                                    ARTICLE V

                 MAINTENANCE AND REPAIRS; SURRENDER; ALTERATIONS

         SECTION 5.01.    BUILDING SERVICES.

                  (a) HVAC. Landlord shall furnish central heating and air conditioning ("HVAC") in season on business days during hours designated by Landlord (the "Regular Building Hours") and at temperatures and in amounts as are considered by Landlord, in Landlord's sole discretion, to be Building Standard or in compliance with governmental regulations. Any request for HVAC service at times other than the Regular Building Hours may be furnished, at Landlord's election, upon not less than twenty-four (24) hours' advance notice from Tenant who shall bear the entire cost thereof at the rate established by Landlord. In its sole discretion, Landlord may provide additional services not enumerated herein. Failure by Landlord to any extent to provide HVAC services or any other services not enumerated, or any cessation thereof, shall not render Landlord liable in any respect of damages to either person or property, be construed as an eviction of Tenant, work an abatement of Rents or relieve Tenant from fulfilling any covenant in this Lease. If any of the equipment or machinery useful or necessary for provision of utility services or HVAC services, and for which Landlord is responsible, breaks down, or for any reason ceases to function properly, Landlord shall use reasonable diligence to repair the same promptly, but Tenant shall have no claim for rebate of Rents or for damages on account of any interruption in service occasioned thereby. Landlord reserves the right from time to time to make changes in the utilities and services provided by Landlord to the Building. If Tenant requires any non-Building Standard HVAC services, such as specialty air conditioning systems for special equipment requiring special cooling or heating, Tenant shall be responsible, subject to the prior written approval of Landlord, for the entire cost of installation, maintenance, repair and operation of such non-Building Standard service.

                  (b) JANITORIAL SERVICE. Landlord shall furnish Building Standard janitorial services to the Leased Premises and public areas of the Building five (5) times per week, excluding holidays. Landlord shall not provide maid service to kitchens or storage areas included in the Leased Premises. Tenant shall procure and pay the entire cost of any non-Building Standard janitorial or maid services even though such services may be provided in lieu of the Building services described herein.

                  (c) ELEVATORS AND SERVICE AREAS. Landlord shall provide passenger and freight elevator service for use in common with other tenants for access to and from the Leased Premises. From time to time, for any reason and without prior Notice to Tenant, Landlord permanently or temporarily may limit the number of elevators available to Tenant or designate a specific elevator for use by Tenant and Tenant's invitees. The freight elevator, if any, shall be available only during the hours specified by Landlord.

                  (d) WATER. Landlord shall furnish water to drinking fountains and lavatories.

                  (e) SECURITY. Landlord shall have the right to provide a uniformed security guard or guards to patrol the Complex and to maintain and control access to and from the

         Building and the Leased Premises. Landlord may install an access card security system and may install, implement and maintain such other security measures, procedures and systems from time to time as Landlord, in its sole discretion, shall deem necessary or advisable. Landlord shall not be responsible or liable to Tenant or any other person for losses to Tenant's property or for personal injury caused by criminal acts or entry by unauthorized persons into the Leased Premises or the Building, including, without limitation, personal property, equipment, money or jewelry lost or stolen from the Leased Premises or the Common Tenant Shared Areas, regardless of whether such loss occurs when those areas are locked against entry or not. At its expense, and with the prior written approval of Landlord, which Landlord shall not unreasonably withhold, Tenant may install, at Tenant's sole cost and expense, such additional safety and security systems or devices as Landlord shall have approved, provided that such systems or devices do not interfere with Landlord's rights under this Lease and provided that Landlord shall not be denied access to the Leased Property thereby. At all times Tenant shall comply with Landlord's security regulations for the Complex.

                  (f) CHARGE FOR SERVICES. All costs of Landlord for providing the services set forth in this Section shall be subject to the Additional Rent provisions of Section 3.01(b) and shall be payable as provided therein.

         SECTION 5.02.  MAINTENANCE AND REPAIRS.

                  (a) LANDLORD REPAIR OBLIGATIONS. Except as expressly provided in this Lease, Landlord shall not be required to build or rebuild any improvement on the Leased Premises, or to make any repairs, replacements, alterations, restorations, or renewals of any nature or description to the Leased Premises, whether ordinary or extraordinary, structural or nonstructural, foreseen or unforeseen, or to make any expenditure whatsoever with respect thereto, or to maintain the Leased Premises in any way during the Term hereof. Landlord shall have the right to give, record and post, as appropriate, notices of non-responsibility under any mechanic's lien laws now or hereafter existing. Landlord shall maintain the exterior of the Leased Premises (including the repair, maintenance and replacement of the roof, gutters, leaders, downspouts, plumbing and sewage lines, and electrical conduits and lines), shall maintain the Common Tenant Shared Areas (including making all repairs and replacements to the sidewalks, curbs and parking areas of the Complex), and shall maintain the structural soundness of the exterior walls, doors, corridors, windows and other structures and equipment serving the Leased Premises (including the HVAC system). Landlord shall not be liable to Tenant for any damage or inconvenience and Tenant shall not be entitled to any damages nor to any abatement or reduction of Rent by reason of any repairs, alterations or additions made by Landlord hereunder. All requests for repairs or maintenance that are the responsibility of Landlord pursuant to any provision hereof must be made in writing to Landlord at the address given in Section 18.08.

                  (b) TENANT'S OBLIGATIONS. Tenant, at its sole cost and expense, during the Term hereof, shall maintain the Leased Premises and make repairs thereto and replacements thereof so that the Leased Premises shall be in as good repair and operating condition as when delivered by Landlord to Tenant on the Commencement Date, whether said repairs or replacements be usual or unusual, foreseen or unforeseen, ordinary or extraordinary, structural and non-structural (whether or not the need for such repairs occurs as a result of Tenant's use, any prior use, the elements or the age of the Leased Premises or Tenant's Personal Property, or any portion thereof), and shall: (i) keep and maintain in good order, condition, replacement and repair the Leased Premises and each and every interior part thereof; and (ii) keep the alterations and improvements made by Tenant in good repair, including structural repairs. Tenant shall not take or omit to take any action, the taking or omission of which materially impairs or degrades the value or the usefulness of the Leased Premises or any part thereof for its Primary Intended Use. Tenant's obligations under this Section 5.02 shall be limited, in the event of any Casualty or Condemnation involving the Leased Premises, as set forth in Articles IX and X. Tenant shall have the non-exclusive right to prosecute claims against Landlord's predecessors-in-interest (other than any Affiliates of Landlord), contractors, subcontractors and suppliers for breach of any representation or warranty or for any latent defects in the Leased Premises, unless Landlord is already diligently pursuing such claims.

                  Notwithstanding any provision contained herein, Tenant shall not be obligated to improve the Leased Premises beyond the condition as delivered to Tenant by Landlord at the Commencement Date.

                  (c) COMPLIANCE WITH ALL LEGAL REQUIREMENTS. Tenant further covenants and agrees that it will comply with all Legal Requirements of every kind and nature relating to the Leased Premises now or hereafter in effect, of the federal, state, municipal or other Government Agencies and Board of Fire Insurance Underwriters having jurisdiction, whether they be usual or unusual, ordinary or extraordinary, or whether they or any of them relate to structural changes or requirements of whatever nature, or to changes or requirements incident to and as a result of any use and occupation thereof or otherwise, and Tenant will pay all costs and expenses incidental to such compliance and will indemnify and save harmless Landlord from all expense and/or damages by reason of any notices, orders, violations or penalties filed against or imposed upon the Leased Premises, or against Landlord because of the failure of Tenant to comply with this covenant.

         SECTION 5.03. TENANT'S PERSONAL PROPERTY. At its expense, Tenant may (and, as provided hereinbelow, shall) place on the Leased Premises any items of Tenant's Personal Property, and, subject to the conditions set forth below, Tenant may remove and replace the same at any time in the ordinary course of business. Tenant shall provide and maintain throughout the Term all such Tenant's Personal Property as shall be necessary in order to operate the Leased Premises in compliance in all material respects with applicable Legal Requirements and Insurance Requirements and otherwise in accordance with customary practice in the industry for such Primary Intended Use.

         SECTION 5.04.  SURRENDER.

                  (a) CONDITION OF LEASED PREMISES UPON SURRENDER. Upon the expiration or sooner termination of this Lease, Tenant shall vacate and surrender the Leased Premises

         (and as to any permitted additions to the Leased Premises transfer the permitted additions by deed or bill of sale) to Landlord in the condition in which the Leased Premises was on the Commencement Date, except as repaired, rebuilt, restored, altered or added to as permitted or required by the provisions of this Lease, ordinary wear and tear and damage by Casualty or Condemnation excepted. Together therewith Tenant shall surrender to Landlord any and all records and documents related to the Leased Premises (but not, subject to Section 5.04(b) hereof, documents primarily related to Tenant's business operated therein except as provided in Section 5.04(b) herein).

                  (b) TRANSITION PROCEDURES. Tenant shall cooperate in good faith to provide access and information to any prospective purchaser or tenant of the Leased Premises that may acquire the Leased Premises or lease it upon the expiration or earlier termination of the Term. Upon any expiration or earlier termination of the Term, Landlord and Tenant shall cooperate in good faith to effect an orderly transition of the Leased Premises. Upon any expiration or earlier termination of the Term, Tenant promptly shall deliver or make available for inspection and copying to Landlord or Landlord's designee, to the extent that Landlord has not already received copies thereof, copies of all books and records (including computer records) for the Leased Premises kept by (or available to) Tenant.

                  (c) LANDLORD'S CONSENT. No surrender to Landlord of this Lease or of the Leased Premises, or any part thereof, or of any interest therein, shall be valid or effective unless agreed to and accepted in writing by Landlord, and no act or omission by Landlord or any representative or agent of Landlord, other than such a written acceptance by Landlord, shall constitute an acceptance of any such surrender.

         SECTION 5.05.  ALTERATIONS.

                  (a) TENANT CHANGES. Subject to the limitations set forth herein, Tenant, at its sole cost and expense, shall have the right at any time and from time to time during the Term of this Lease to make changes and alterations to the Leased Premises (individually a "Tenant Change" and collectively, "Tenant Changes"), subject, however, in all cases, to the following:

                           (i) Landlord's prior written consent shall be
                  required in each instance of any Tenant's Change involving the structure or exterior of any building (which consent shall not be unreasonably withheld; it shall not be unreasonable for Landlord to withhold such consent if the same shall be in violation of any Facility Mortgage or if any Facility Mortgagee shall not give its consent to the same where its consent is required by the terms of such mortgage).

                           (ii) In addition to the consent required under
                  Section 5.05(a)(i) above, any Tenant Change, whether or not structural or exterior, involving an estimated cost of more than $50,000.00 shall require the prior written consent of Landlord and, if applicable, any Facility Mortgagee.

                           (iii) No Tenant Change shall be undertaken until the
                  Tenant shall have
                  procured and paid for all required permits and authorizations of all municipal departments and governmental subdivisions having jurisdiction; and, at Tenant's expense, Landlord shall join in application for such permits and authorizations whenever such action is necessary.

                           (iv) No Tenant Change shall violate any Legal
                  Requirement or Insurance Requirement applicable to the Leased Premises.

                           (v) Any Tenant Change involving an estimated cost of
                  more than $50,000.00 shall be conducted under the supervision of a licensed architect or engineer selected by Tenant and shall be made in accordance with detailed plans and specifications (the "Plans and Specifications") and cost estimates prepared by such architect or engineer and approved in writing by the Landlord, which approval Landlord agrees not to unreasonably withhold.

                           (vi) Any Tenant Change shall be made promptly and in
                  good workmanlike manner and in compliance with all applicable permits, authorizations, building and zoning laws, and all laws, statutes, ordinances, rules and regulations of all Government Agencies having jurisdiction and in accordance with the orders, rules and regulations of the Board of Fire Insurance Underwriters and any other body hereafter exercising similar functions having or asserting jurisdiction over the Leased Premises.

                           (vii) The cost of any Tenant Change shall be paid in
                  cash or its equivalent by the Tenant, so that the Leased Premises shall at all times be free of liens for labor or materials supplied or claimed to have been supplied to the Leased Premises.

                           (viii) Any such Tenant Change shall immediately be
                  and become the property of the Landlord.

                           (ix) Tenant shall carry all necessary worker's
                  compensation insurance and shall furnish Landlord with evidence of any and all such coverage.

                           (x) No Tenant Change shall tie-in or connect the
                  Leased Premises with any property outside the Leased Premises without the prior written consent of the Landlord.

                           (xi) No Tenant Change shall reduce the value of the
                  Leased Premises or impair the structural integrity of any building comprising a part of the Leased Premises, it being understood and agreed that the fair market value of the Leased Premises including such Tenant Change shall be at least equal to or greater than the fair market value of the Leased Premises prior to such Tenant Change.

                  (b) RESTRICTIONS. Notwithstanding anything to the contrary contained in this Lease, Tenant shall not, without Landlord's prior written approval, make any alteration or change to the Leased Premises which would decrease the size or decrease the square foot floor area of any building comprising a part of the Leased Premises.

                  (c) COST OF TENANT CHANGES. It is understood and agreed by and between Landlord and Tenant that the cost of all such Tenant Changes shall be paid solely by Tenant. Under no circumstances shall the cost of any such Tenant Change be deducted from the Minimum Rent or Additional Rent due hereunder.

                                   ARTICLE VI

                                      LIENS

         SECTION 6.01. COVENANT AGAINST LIENS. Tenant agrees that it will not create, permit or suffer the imposition of any Lien on the Leased Premises or any part thereof or any interest therein other than: (a) Permitted Liens; (b) liens for Real Estate Taxes not yet due and payable; (c) subleases permitted by
Article XIII; (d) liens for Impositions or for sums arising from the application of Legal Requirements so long as the same (i) are not yet delinquent, or (ii) are being contested in accordance with Article VII; (e) liens of mechanics, laborers, materialmen, suppliers or vendors incurred in the ordinary course of business that are not yet delinquent or are for sums that are being contested in accordance with Article VII; and (f) any Facility Mortgage or other liens which are permitted pursuant to the provisions of Article XVII. If, because of any act or omission (or alleged act or omission) of Tenant, any Lien, at any time shall be filed against the Leased Premises, or any improvements thereon, or against Landlord or any interest in the Leased Premises (whether or not such Lien is valid or enforceable as such), by reason of, or arising out of any labor or materials furnished or alleged to have been furnished or to be furnished to or for Tenant at the Leased Premises by reason of any construction, alterations, or repair of all or any part thereof, or for any other reason whatsoever, Tenant promptly, at its own cost and expense, shall cause same to be canceled and discharged of record by bond or otherwise within ten (10) days after notice to Tenant of the filing thereof and Tenant shall defend on behalf of Landlord, but at Tenant's sole cost and expense, any action, suit or proceeding which may be brought thereon or for the enforcement of such Lien, or in the event Landlord elects to defend any such action, suit, or proceeding, by counsel or legal representatives of its own selection, Tenant shall pay all costs thereof, including, but not limited to, attorneys' fees. Tenant shall pay and shall indemnify and save harmless Landlord against and from all costs, damages, liabilities, suits, penalties, claims and demands, including reasonable counsel fees resulting therefrom and from any action, suit or proceeding which may be brought thereon or for the enforcement of such lien, charge, order, judgment or encumbrance. Tenant further agrees to pay any damages and to discharge any judgments entered therein and to save Landlord harmless from any claims or damages resulting therefrom. If Tenant fails to comply with the foregoing provisions, Landlord shall have the option of discharging or bonding any such Lien and Tenant agrees to reimburse Landlord for all costs, expenses and other sums of money in connection therewith (as Additional Rent) with interest at the maximum rate allowed by law promptly upon demand. All materialmen, contractors, artisans, mechanics, laborers and any other persons now or hereafter contracting with Tenant for the furnishing of any labor, services, materials, supplies or equipment with respect to any portion of the Leased Premises, at any time from the date hereof until the end of the Lease Term, are hereby charged with notice that they must look exclusively to Tenant, and not to Landlord, to obtain payment for same.

                                   ARTICLE VII

                               PERMITTED CONTESTS

         SECTION 7.01. PERMITTED CONTESTS. Tenant shall have the right to contest the amount or validity of any Imposition, Legal Requirement, Insurance Requirement, Environmental Obligation, lien, attachment, levy, encumbrance, charge or claim (collectively, "Claims") as to the Leased Premises, by appropriate legal proceedings, conducted in good faith and with due diligence; PROVIDED, HOWEVER, that: (a) the foregoing shall in no way be construed as relieving, modifying or extending any obligation of Tenant provided for in this Lease to pay any Claims as finally determined; (b) such contest, or the maintenance of any Lien during such contest, shall not cause Landlord or Tenant to be in default under any Facility Mortgage or other agreement encumbering the Leased Premises or any interest therein or result in a Lien attaching to the Leased Premises unless Tenant shall within ten (10) days thereafter, have such Lien released of record or deliver to Landlord a bond or other security reasonably satisfactory to Landlord, which shall be in form, amount, and issued by a surety reasonably satisfactory to Landlord, indemnifying Landlord against all costs and liabilities resulting from such Lien and the foreclosure or attempted foreclosure thereof; (c) no part of the Leased Premises nor any Rent therefrom shall be in any immediate danger of sale, forfeiture, attachment or loss; and (d) Tenant shall indemnify and hold harmless Landlord from and against any cost, claim, damage, penalty or reasonable expense, including reasonable attorneys' fees, incurred by Landlord in connection therewith or as a result thereof. Provided that there is no Default or Event of Default hereunder, Tenant shall be entitled to any refund of any Claims and such charges and penalties or interest thereon which have been paid by Tenant or paid by Landlord and for which Landlord has been fully reimbursed by Tenant. If Tenant shall fail (i) to pay any Claims when finally determined, (ii) to provide reasonable security therefor, or (iii) to prosecute any such contest diligently and in good faith, Landlord may, upon reasonable notice to Tenant (which notice may be oral and shall not be required if Landlord shall reasonably determine that the same is not practicable), pay such charges, together with interest and penalties due with respect thereto, and Tenant shall reimburse Landlord therefor, upon demand, as Additional Rent. Landlord agrees to join in any such proceedings if required legally to prosecute such contest; PROVIDED, HOWEVER, that Landlord shall not thereby be subjected to any liability or cost therefor (including, without limitation, for the payment of any costs or expenses in connection therewith).

                                  ARTICLE VIII

                          INSURANCE AND INDEMNIFICATION

         SECTION 8.01. LANDLORD'S INSURANCE. At all times during the Term, Landlord shall insure the Building against all risk of direct physical loss in an amount and with such deductibles as Landlord considers appropriate; PROVIDED that such insurance must be in an amount equal to at least the Replacement Cost of the Building; PROVIDED FURTHER that Landlord shall not be obligated in any way or manner to insure any of Tenant's Personal Property upon or within the Leased Premises, any fixtures installed or paid for by Tenant upon or within the Leased Premises or any improvements which Tenant may construct on the Leased Premises. Tenant acknowledges that, except as otherwise expressly set forth in this Lease, it has no right to receive any proceeds from any such insurance policies carried by Landlord, and that such insurance will be for the sole benefit of Landlord, with no coverage for Tenant for any risk insured against.

         SECTION 8.02. TENANT'S GENERAL INSURANCE REQUIREMENTS. At all times during the Term and at any other time Tenant shall be in possession of the Leased Premises, the Leased Premises shall be insured against the risks and in the amounts described below. This insurance shall be written by companies authorized to issue insurance in the State of Colorado. The policies must name Tenant as the insured and Landlord and any Facility Mortgagee as additional named insureds and/or as loss payees. Losses shall be payable to Landlord or Tenant as provided in Article IX of this Lease. Any loss adjustment for coverages insuring both parties shall require the written consent of Landlord and Tenant, each acting reasonably and in good faith. The policies on the Leased Premises (including the Leased Premises and Fixtures owned by Landlord), and on Tenant's Personal Property, shall, subject to Section 8.02(f), be primary, non-contributory, satisfy the requirements of any ground lease, mortgage, security agreement or other financing then affecting the Leased Premises, and at a minimum shall include:

                  (a) "All Risk" property insurance, including insurance against loss or damage by fire, vandalism and malicious mischief, and all physical loss perils insurance for the full insurable value of Tenant's Personal Property upon or within the Leased Premises, any fixtures installed or paid for by Tenant upon or within the Leased Premises or any improvements which Tenant may construct on the Leased Premises;

                  (b) loss of rent insurance (on the "Special Form") in the minimum amount of one (1) year of Minimum Rent and Additional Rent (based on the last twelve (12) months in which the Leased Premises were operated for their Primary Intended Use) for the benefit of Landlord, and business interruption insurance on the "Special Form" in the amount of one (1) year of projected net profit of Tenant from the Leased Premises (exclusive of collection costs and any operating expenses that are considered by the applicable insurance company to be non-continuing as a result of any Casualty), for the benefit of Tenant;

                  (c) comprehensive general liability insurance, including bodily injury and property damage (including broad form contractual liability, fire legal liability and completed operations coverage) having policy limits as to claims with respect to the Leased Premises of at least ONE MILLION DOLLARS ($1,000,000) per occurrence, TWO MILLION DOLLARS ($2,000,000) aggregate per location; PROVIDED, HOWEVER, that such limits shall be modified to conform to any required underlying statutory coverage, and umbrella coverage shall be provided having limits of TWENTY MILLION DOLLARS ($20,000,000) per occurrence and in the aggregate, and attaching in excess of policy limits as to general liability, where applicable, and employer's liability coverage, covering each of the following: bodily injury, death, or property damage liability per occurrence, personal injury, general aggregate, products and completed operations, and "all risk legal liability" (including liquor law or "dram shop" liability, if liquor or alcoholic beverages are served on the Leased Premises) with respect to Landlord and Tenant;

                  (d) insurance coverage for claims by employees of Tenant for wrongful termination, discrimination or sexual harassment;

                  (e) worker's compensation insurance coverage for all persons employed by Tenant directly, as borrowed employees, or as statutory employees, with statutory limits and otherwise with limits of and provisions in accordance with Legal Requirements, and employer's liability insurance having a limit of $500,000; and

                  (f) such additional insurance and endorsements (and/or increased amounts of insurance hereinabove required) as may be reasonably required, from time to time, by Landlord, any Facility Mortgagee or any rating agency, or any existing or future ground lessor.

         SECTION 8.03. RESPONSIBILITY FOR TENANT'S INSURANCE. Tenant shall obtain or cause to be obtained the insurance and pay the premiums for the coverages described in Section 8.02. Tenant also shall be responsible for any and all deductibles and self-insured retentions in connection with such coverages.

         SECTION 8.04. WAIVER OF SUBROGATION. Landlord and Tenant agree that (insofar as and to the extent that such agreement may be effective without invalidating or making it impossible to secure insurance coverage from responsible insurance companies doing business in Colorado) with respect to any loss covered by insurance then being carried by Landlord or Tenant, respectively, the party carrying such insurance and suffering said loss releases the other of and from any and all claims with respect to such loss; and they further agree that their respective insurance companies shall have no right of subrogation against the other on account thereof, even though extra premium may result therefrom.

         SECTION 8.05. SATISFACTORY FORMS All insurance policies and endorsements required of Tenant pursuant to this Article VIII shall be fully paid for, nonassessable and, except for umbrella coverage, shall contain such provisions and expiration dates and be in such form and amounts and issued by insurance carriers authorized to do business in Colorado, having a general policy holder's rating of "A/VI" in Best's latest rating guide (or such other higher rating or such other customarily used rating agency as may be required by any Facility Mortgagee), and otherwise satisfactory to Landlord. Without limiting the foregoing, such policies shall include only deductibles reasonably approved by Landlord. Tenant shall deliver policies or certificates thereof to Landlord and any Facility Mortgagee prior to their effective date (and, with respect to any renewal policy, thirty (30) days prior to the expiration of the existing policy), and, in the event Tenant shall fail to effect such insurance as herein required, to pay the premiums therefor or to deliver such policies or certificates to Landlord or any Facility Mortgagee at the times required, Landlord shall have the right, but not the obligation, after ten (10) days' written notice to Tenant, to acquire such insurance and pay the premiums therefor, which amounts shall be paid by Tenant as Additional Rent. All such policies shall provide Landlord and any Facility Mortgagee thirty (30) days' prior written notice of any material modification, expiration or cancellation of such policy.

         SECTION 8.06. BLANKET POLICY. Notwithstanding anything to the contrary contained in this Article VIII, Tenant's obligations to maintain the insurance herein required may be brought within the coverage of a so-called blanket policy or policies of insurance, provided that, except as otherwise approved by Landlord in writing, (a) the coverage thereby afforded will not be reduced or diminished from that which would exist under a separate policy meeting all other requirements of this Lease, and (b) the requirements of this Article VIII are otherwise satisfied.

         SECTION 8.07.  GENERAL INDEMNIFICATION OF LANDLORD BY TENANT.

                  (a) NON-LIABILITY. Landlord shall not be responsible or liable to Tenant or any of its employees, guests, licensees or invitees, and Tenant, for itself, its employees, guests, licensees or invitees, hereby waives all claims against Landlord, for any loss, injury or damage to any person or property in or about the Leased Premises on any space adjacent to or adjoining the Leased Premises, or any part thereof by and from any cause whatsoever, including, without limiting the generality of the foregoing, the following: (a) those caused by snow, ice or water leakage of any character from the roof, walls, pipes, basement or other portion of the Leased Premises; (b) those caused by steam, gas, fire, oil, electricity or any cause whatsoever in, on or about the Leased Premises; or (c) those caused by the acts of Tenant, occupants, invitees, licensees and/or guests of the Leased Premises.

                  (b) INDEMNIFICATION. Except as otherwise provided in Sections 4.03(c) (Environmental Indemnification), 5.01(b) (Legal Requirement Compliance), 6.01 (Liens) and 7.01 (Permitted Contest), Tenant shall protect, indemnify and hold harmless Landlord and each Landlord Indemnitee from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and reasonable expenses (including, without limitation, reasonable attorneys' fees), to the maximum extent permitted by law, and notwithstanding the existence of any insurance provided for herein, but subject to Section 8.04 hereof, and without regard to the policy limits of any such insurance, imposed upon or incurred by or asserted against Landlord or any Landlord Indemnitee by reason of:

                           (i) any breach, violation or non-performance by Tenant or any Person claiming under Tenant or the agents, employees, patients, guests, invitees or licensees of Tenant or of any such person of any term, obligation or promise under this Lease or any law, ordinance or governmental requirement of any kind arising prior to and during the Term;

                           (ii) the use or occupancy or manner of use or occupancy of the Leased Premises by Tenant or any Person claiming under Tenant, or their respective agents;

                           (iii) any activity, work or thing done, permitted or
                  suffered by Tenant or any Person claiming under Tenant, or their respective agents, in or about the Leased Premises;

                           (iv) liabilities under any leases, contracts, concession agreements or other agreements entered into by Tenant or any Person claiming under Tenant, or their respective agents, with respect to the Leased Premises;

                           (v) the negligence or willful misconduct of Tenant or any Person claiming under Tenant, or their respective agents prior to and during the Term, including any such negligence or willful misconduct giving rise to any employee claims by employees of Tenant or such Persons for wrongful termination, discrimination or sexual harassment;

                           (vi) any accident, injury to or death of persons or loss of or damage to property occurring on or about the Leased Premises or adjoining sidewalks, steps, railings and approaches appurtenant thereto or rights of way by any Person whatsoever prior to and during the Term, including, without limitation, any claims under liquor liability, "dram shop" or similar laws;

                           (vii) any litigation, proceeding (other than Condemnation proceedings) or claim by Government Agencies or other third parties to which Landlord or any Landlord Indemnitee is made a party or participant or which is otherwise asserted against Landlord or any Landlord Indemnitee, relating to the Leased Premises or Tenant's Personal Property, the business conducted in or on the Leased Premises, or any use, misuse, non-use, condition, management, maintenance, or repair thereof, the occurrence giving rise to which litigation, proceeding or claim occurs prior to and during the Term;

                           (viii) any Impositions, Real Estate Taxes, Utility
                  Charges, Insurance Requirements and other Additional Rent that are the obligations of Tenant pursuant to the applicable provisions of this Lease; and

                           (ix)   any act or omission of Tenant, or any
                  concessionaire or assignee or its licensees, invitees, guests, patients, servants, agents, employees or contractors prior to and during the Term.

         Tenant shall pay all amounts payable under this Section 8.07 within seven (7) Business Days after demand therefor and, if not timely paid, such amounts shall bear interest at eighteen percent (18%) per annum from the date of determination to the date of payment. Tenant, at its expense, shall contest, resist and defend any such claim, action or proceeding asserted or instituted against Landlord and/or any Landlord Indemnitee or may compromise or otherwise dispose of the same, with Landlord's and/or Landlord Indemnitee's prior written consent. The obligations of Tenant under this Section 8.07 are in addition to the obligations set forth in Sections 4.03(c), 5.01(b), 6.01 and 7.01, and shall survive for a period of six (6) years from the date of termination or expiration of this Lease.

         SECTION 8.08. INDEPENDENT CONTRACTORS. Except as otherwise approved by Landlord in writing, Tenant shall cause any person or company entering upon the Leased Premises to provide any installation, construction or repair (each a "Contractor"), (a) to have in full force and effect Contractor's Liability Coverage (hereafter defined) effective throughout the period said Contractor is upon the Leased Premises and for one year thereafter, and (b) to deliver within five (5) Business Days of Landlord's request a certificate ("Contractor's Insurance Certificate") evidencing compliance with this Section 8.08 prior to the Contractor's first entry upon the Leased Premises. As used herein, the term "Contractor's Liability Coverage" means a comprehensive general liability insurance policy meeting the requirements of this Article VIII (as if required to be provided by Tenant) except the minimum policy limit shall be $1,000,000 per occurrence and $3,000,000 in the aggregate. Within thirty (30) days after delivery of Landlord's written request, Tenant shall deliver copies of all Contractor's Insurance Certificates to Landlord. Additionally, Tenant shall require any Contractor who is also an employer as defined by the Workers' Compensation Act of Colorado (C.R.S. 8-40-101, ET SEQ.) to have workers' compensation insurance for such entity and the entity's employees with limits and provisions in accordance with Legal Requirements.

                                   ARTICLE IX

                                    CASUALTY

         SECTION 9.01.  RECONSTRUCTION IN THE EVENT OF CASUALTY.

                  (a) LEASED PREMISES RENDERED UNSUITABLE FOR PRIMARY INTENDED USE. If during the Term, the Leased Premises are totally or partially destroyed by any loss, damage or destruction to the Leased Premises, or any portion thereof (a "Casualty") and the Leased Premises are thereby rendered Unsuitable for their Primary Intended Use for a period of thirty (30) or more days, as reasonably determined by Landlord, and insurance proceeds are available for restoration or repair, Landlord shall give Tenant written Notice of its election of one of the following options:

                        (i) This Lease shall terminate as of the date of the Casualty and neither Landlord nor Tenant shall have any further liability hereunder except for any liabilities which have arisen or occurred prior to such termination, and those which expressly survive termination of this Lease, and Landlord shall be entitled to retain all Casualty insurance proceeds (except for any amount thereof paid with respect to Tenant's Personal Property); or

                        (ii) Landlord promptly shall restore the Leased Premises, utilizing the insurance proceeds, and this Lease shall not terminate.

                  For purposes of this Section 9.01(a), the term "Casualty" shall be deemed to include a final unappealable determination by applicable federal or Colorado authorities of the revocation or limitation of any material License, permit, certification, or approval required for the material lawful operation of the Leased Premises in accordance with its Primary Intended Use or the loss or limitation of any material License, permit, certification, or approval under any other circumstances under which Tenant is required to cease its operation of the Leased Premises in accordance with their Primary Intended Use at the time of such loss or limitation, which revocation, limitation or loss is not caused by actions of Tenant, its agents, employees, patients, guests, invitees and/or licensees, or which is not beyond the reasonable control of Tenant.

                  (b) LEASED PREMISES NOT RENDERED UNSUITABLE FOR PRIMARY INTENDED USE. If during the Term, the Leased Premises are partially destroyed by a Casualty, but the Leased Premises are not thereby rendered Unsuitable for Primary Intended Use for a period of thirty
         (30) or more days, as reasonably determined by Landlord, Landlord shall proceed, to the extent of insurance proceeds actually received by Landlord after the exercise by any Facility Mortgagee of an option (if any) to apply proceeds against Landlord's debt to such Facility Mortgagee, with reasonable diligence to rebuild or repair the Building or other improvements to substantially the same condition in which they existed prior to the Casualty.

         SECTION 9.02. TENANT'S PROPERTY INSURANCE. All insurance proceeds payable by reason of any loss of or damage to any of Tenant's Personal Property shall be paid to Tenant.

         SECTION 9.03. ABATEMENT OF RENT. Any damage or destruction due to Casualty notwithstanding, this Lease shall remain in full force and effect (except as otherwise expressly provided in this Article IX) and Tenant's obligation to pay Rents required by this Lease shall remain unabated by any Casualty which: (a) is caused by the negligence or misconduct of Tenant, its agents, employees, patients, guests, invitees or licensees; (b) does not result in a reduction of Gross Revenues; or (c) does not result in the payment of loss of rent insurance proceeds to Landlord pursuant to Section 8.02(b) above. If the Leased Premises are to be rebuilt or repaired and are rendered Unsuitable for Primary Intended Use in whole or in part following a Casualty (excluding those described in the preceding sentence), the Minimum Rent payable under this Lease during the period for which the Leased Premises are Unsuitable for Primary Intended Use shall be reduced to an amount determined by multiplying the Minimum Rent that would otherwise be payable but for this provision by the ratio that the Rentable Area of the portion of the Leased Premises not rendered Unsuitable for Primary Intended Use bears to the total rental Area of the Leased Premises prior to the Casualty. Landlord's obligation to rebuild or restore shall be limited to restoring the Leased Premises to substantially the condition in which the same existed prior to the Casualty, exclusive of improvements which Tenant may construct on the Leased Premises.

                                    ARTICLE X

                                  CONDEMNATION

         SECTION 10.01. TOTAL CONDEMNATION, ETC. If either (a) the whole of the Leased Premises shall be taken by Condemnation or (b) a Condemnation of less than the whole of the Leased Premises renders the Leased Premises Unsuitable for Primary Intended Use, as reasonably determined by Landlord, Landlord shall give Tenant Notice that the Leased Premises will be Unsuitable for Primary Intended Use and this Lease shall terminate as of the day of the Condemnation and neither Landlord nor Tenant shall have any further liability hereunder except for any liabilities which have arisen or occurred prior to such termination, and those which expressly survive termination of this Lease, and Tenant and Landlord shall seek the Award for their respective interests in the Leased Premises as provided in
Section 10.04.

         SECTION 10.02. PARTIAL CONDEMNATION. In the event of a Condemnation of less than the whole of the Leased Premises such that the Leased Premises is still suitable for its Primary Intended Use, as reasonably determined by Landlord, to the extent that the Award is sufficient therefor, Landlord shall proceed with reasonable diligence to restore the untaken portion of the Leased Premises so that the Leased Premises shall constitute a complete architectural unit of the same general character and condition (as nearly as may be possible under the circumstances) as the Leased Premises existing immediately prior to such Condemnation, in full compliance with all Legal Requirements. Landlord may, at its option, condition its restoration on the absence of any continuing Event of Default and the approval by all Government Agencies and other regulatory bodies whose approval is required. Landlord's obligation under this Section 10.02 to restore the Leased Premises shall be subject to (i) the collection of the Award by Landlord and (ii) the satisfaction of any applicable requirements of any Facility Mortgage, and the release of such Award by any Facility Mortgagee. If Landlord has not received the Award, or the Award is insufficient to restore the untaken portion of the Leased Premises as provided above, then Landlord, in its sole discretion, shall have the right to terminate this Lease and neither Landlord nor Tenant shall have any further liability hereunder, except for any liabilities which have arisen or occurred prior to such termination and those which expressly survive termination of this Lease, and Landlord shall be entitled to retain the entire Award; provided that Tenant shall be permitted to seek a separate award for the value of Tenant's Personal Property that was taken in such Condemnation.

         SECTION 10.03. ABATEMENT OF RENT. In the event of a partial Condemnation as described in Section 10.02 which does not result in a termination of this Lease by Landlord, the Minimum Rent payable under this Lease as of the day of the Condemnation shall be reduced to an amount determined by multiplying the Minimum Rent that would otherwise be payable but for this provision by the ratio that the Rentable Area of the portion of the Leased Premises not taken by Condemnation bears to the total rental Area of the Leased Premises prior to the Condemnation.

         SECTION 10.04. ALLOCATION OF AWARD. The total Award shall be solely the property of and payable to Landlord; PROVIDED, HOWEVER, that any portion of the Award made for the taking of Tenant's leasehold interest in the Leased Premises (valued without regard to any right of termination in Landlord that otherwise exists under this Article X), loss of business during the remainder of the Term (determined without regard to any provision for termination that might otherwise arise under this Article X), the taking of Tenant's Personal Property or Tenant's removal and relocation expenses shall be the sole property of and payable to Tenant (subject to the provisions of Section 10.02). Subject to the rights of any Facility Mortgagee under any Facility Mortgage, in any Condemnation proceedings, Landlord and Tenant shall each seek its own Award in conformity herewith, at its own expense.

                                   ARTICLE XI

                            TENANT DEFAULTS; REMEDIES

         SECTION 11.01. DEFAULT. The occurrence of any one or more of the following events shall constitute an "Event of Default" hereunder:

                  (a) Tenant fails (i) to make any payment of the Minimum Rent payable hereunder when due, or (ii) subject to the right to contest same pursuant to Article VII hereof, to make any required payments of Additional Rent within three (3) Business Days after receipt of Notice thereof from Landlord.

                  (b) Tenant fails to maintain the insurance coverages that it is required to maintain under Article VIII.

                  (c) Except as otherwise expressly provided herein, Tenant defaults in the due observance or performance of any of the terms, covenants or agreements contained herein to be performed or observed by it (other than as specified in clauses (a) and (b) above), and, in either case, such default continues for a period of thirty (30) days after Notice thereof from Landlord to Tenant; PROVIDED, HOWEVER, that if such default is curable but such cure cannot be accomplished with due diligence within such period of time and if, in addition, Tenant commences to cure such default within thirty (30) days after Notice thereof from Landlord and thereafter prosecutes the curing of such default with all due diligence, such period of time shall be extended to such period of time (not to exceed one hundred twenty (120) days in the aggregate, subject to Unavoidable Delay) as may be necessary to cure such default.

                  (d) A default or breach of any other agreements between Tenant and/or its Affiliates on the one hand, and Landlord and/or its Affiliates on the other hand, and there is no cure of the same within the applicable grace or cure period.

                  (e) Tenant generally is not paying its debts as they become due, or Tenant makes a general assignment for the benefit of creditors.

                  (f) Any petition is filed by or against Tenant under the federal bankruptcy laws, or any other proceeding is instituted by or against Tenant seeking to adjudicate it bankrupt or insolvent, or seeking liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for Tenant or for any substantial part of the property of Tenant, and, in the case of any involuntary petition filed or proceeding instituted against Tenant only, such proceeding is not dismissed within sixty (60) days after institution thereof, or Tenant takes any action to authorize or effect any of the actions set forth above in this paragraph.

                  (g) Tenant causes or institutes any proceeding for its dissolution or termination.

                  (h) Tenant ceases operation of the Center in the Leased Premises for its Primary Intended Use for a period in excess of thirty
         (30) consecutive days, except as a
         result of a Casualty, other Emergency Situations, the matters set forth in Section 18.15, or partial or complete Condemnation of the Leased Premises or of the immediate surroundings so as to prohibit reasonable access by customers of the Center, and does not commence operation of the Leased Premises within ten (10) days after receipt of Notice thereof from Landlord. [WANT?]

                  (i) The estate or interest of Tenant in the Leased Premises or any part thereof is levied upon or attached in any proceeding and the same is not vacated or discharged within the later of (i) sixty (60) days after commencement thereof, unless the amount in dispute is less than $10,000.00, in which case Tenant shall give Notice to Landlord of the dispute but Tenant may defend in any suitable way, and (ii) thirty (30) days after receipt by Tenant of Notice thereof from Landlord (unless Tenant shall be contesting such lien or attachment in good faith in accordance with
         Article VII).

                  (j) If any representation or warranty of Tenant set forth herein is false in any material respect, or if Tenant renders any false statement or account.

         In any such event, Landlord, in addition to all other remedies available to it, may terminate this Lease by giving Notice thereof to Tenant, and upon the expiration of the time, if any, fixed in such Notice, this Lease shall terminate and all rights of Tenant under this Lease shall cease. Notwithstanding any provision contained herein, Landlord shall have, and may exercise in its sole and absolute discretion, all, or none of the, rights and remedies available at law and in equity to Landlord as a result of Tenant's breach of this Lease.

         Upon the occurrence of an Event of Default, Landlord may, in addition to any other remedies provided herein, enter upon the Leased Premises and take possession thereof, and either (i) retain any and all of Tenant's Personal Property on the Leased Premises, without liability for trespass or conversion (Tenant hereby waiving any right to Notice or hearing prior to such taking of possession by Landlord) or (ii) sell the same at public or private sale, after giving Tenant reasonable Notice of the time and place of any public or private sale, at which sale Landlord or its assigns may purchase all or any portion of Tenant's Personal Property. Unless otherwise provided by law and without intending to exclude any other manner of giving Tenant reasonable notice, the requirement of reasonable Notice shall be met if such Notice is given at least ten (10) Business Days before the date of sale. The proceeds from any such disposition, less all expenses incurred in connection with the taking of possession, holding and selling of such property (including reasonable attorneys' fees) shall belong to Landlord. Any surplus shall be paid to Tenant or as otherwise required by law, and Tenant shall pay any deficiency to Landlord, as Additional Rent, upon demand. [NEED TO EXCLUDE THE SIMULATOR?]

         SECTION 11.02. REMEDIES. None of (a) the termination of this Lease pursuant to Section 11.01, (b) the repossession of the Leased Premises, (c) the failure of Landlord to re-let the Leased Premises, or (d) the re-letting of the Leased Premises, shall relieve Tenant of its liability and obligations hereunder, all of which shall survive any such termination, repossession or re-letting. In the event of any such termination, Tenant shall forthwith pay to Landlord all Rents due and payable with respect to the Leased Premises through and including the date of such termination. Thereafter, Tenant, until the earlier of what would have been the end of the Term of this Lease in the absence of such termination, and whether or not the Leased Premises or any portion thereof shall have been re-let, shall be liable to Landlord for, and shall pay to Landlord, as current damages, the Rent and other charges which would be payable hereunder for the remainder of the Term had such termination not occurred, less the net proceeds, if any, of any re-letting or other operation by or on behalf of Landlord of the Leased Premises, after deducting all expenses in connection with such re-letting, including, without limitation, all repossession costs, brokerage commissions, legal expenses, attorneys' fees, advertising, expenses of employees, alteration costs and expenses of preparation for such re-letting. Landlord may bring action(s) or proceeding(s) for the recovery of any deficits remaining unpaid, without being obliged to await the end of the Lease Term for a final determination of Tenant's account, and the commencement or maintenance of any one or more actions shall not bar Landlord from bringing other or subsequent actions for further accruals of Minimum Rent, Additional Rent or other charges or moneys due from Tenant to Landlord under this Lease pursuant to the provisions of this Section. Tenant shall pay such current damages to Landlord monthly on the days on which the Minimum Rent would have been payable hereunder if this Lease had not been so terminated.

         In case of any Event of Default, re-entry, expiration and dispossession by summary proceedings or otherwise, Landlord may (a) re-let the Leased Premises or any part or parts thereof, either in the name of Landlord or otherwise, for a term or terms which may, at Landlord's option, be equal to, less than or exceed the period which would otherwise have constituted the balance of the Term and may grant concessions or free rent to the extent that Landlord considers advisable and necessary to re-let the same, and (b) make such reasonable alterations, repairs and decorations in the Leased Premises or any portion thereof as Landlord, in its sole and absolute discretion, considers advisable and necessary for the purpose of re-letting the Leased Premises; and the making of such alterations, repairs and decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid. Landlord shall in no event be liable in any way whatsoever for any failure to re-let all or any portion of the Leased Premises, or, in the event that the Leased Premises is re-let, for failure to collect the rent under such re-letting; PROVIDED, HOWEVER, that Landlord covenants and agrees in the event of any termination of this Lease as a result of an Event of Default, to use commercially reasonable efforts to mitigate its damages. To the maximum extent permitted by law, Tenant hereby expressly waives any and all rights of redemption granted under any present or future laws in the event of Tenant being evicted or dispossessed, or in the event of Landlord obtaining possession of the Leased Premises, by reason of the occurrence and during the continuation of an Event of Default hereunder.

         Under any of the circumstances heretofore mentioned in which Landlord shall have the right to hold Tenant liable under this Lease for the payment of any of the Rents, or any balance then remaining, Landlord shall have the election in lieu of holding Tenant so liable, forthwith to recover against Tenant, as damages for loss of the bargain and not as a penalty, an aggregate sum which, at the time of such termination of this Lease represents the then present worth discounted at the prime rate of interest in effect as of said date as said rate is set by Norwest Bank Colorado, N.A., or its successors or assigns, of the excess, if any, of the aggregate of the Rents payable by Tenant hereunder that would have accrued for the balance of the Term of the Lease over the aggregate fair rent value of the Leased Premises for the balance of such Term. Nothing herein contained, however, shall limit or prejudice the right of Landlord, in any bankruptcy of insolvency proceedings, to prove for, and obtain as, liquidated damages by reason of such termination an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved whether or not such amount be greater, equal to, or less than the amount of the difference referred to above. Tenant agrees to pay, in addition to the Rents and other sums agreed to be paid hereunder, such additional sums as the court may adjudge reasonable as attorneys' fees in any successful suit or action instituted by Landlord to enforce the provisions of this Lease or the collections of the Rents or other sums due Landlord hereunder.

         No receipt of moneys by Landlord from Tenant after the cancellation or termination hereof in any manner as herein provided, or in any manner provided by law, shall reinstate, continue or extend the Term, or affect any notice theretofore given to Tenant or operate as a waiver of the right of Landlord to recover possession of the Leased Premises by proper suit, action, proceeding or other remedy; it being agreed that after service of Notice to cancel or terminate as herein provided, after the commencement of any suit, action, proceeding or other remedy, or after final order or judgment for possession of the Leased Premises, Landlord, in any of such instances, may demand, receive and collect any moneys due, or thereafter falling due, without in any manner affecting such Notice, suit, action, proceeding, order or judgment; and any and all such moneys so collected shall be deemed to be payments on account of Tenant's liability hereunder.

         In the event of a breach or threatened breach by Tenant of any of the agreements, terms, covenants or conditions hereof, Landlord shall have the right of injunction to restrain the same and the right to invoke any remedy allowed by law or in equity.

         The enumeration anywhere in this Lease of certain rights and/or remedies of Landlord shall not be construed to be in exclusion or substitution of any others conferred under this Lease or applicable law. All the rights and remedies herein given to the Landlord for the recovery of the Leased Premises because of the Default by the Tenant in the payment of any sums which may be payable pursuant to the terms of this Lease, or upon the breach of any of the terms hereof, or the right to re-enter and take possession of the Leased Premises upon the happening of any of the Defaults or breaches of any of the said covenants, or the right to maintain any action for Rents or damages, hereby are reserved and conferred upon the Landlord as distinct, separate and cumulative remedies, and no one of them, whether exercised by the Landlord or not, shall be deemed to be in exclusion of any of the others, but all rights, remedies and powers provided for in this Lease may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law in the State of Colorado. All provisions of this Lease are and are intended to be subject to all applicable mandatory provisions of law that may be controlling in the State of Colorado and may be limited to the extent necessary so that they will not render this Lease invalid or unenforceable, in whole or in part, under the provisions of applicable law. Any provision of this Lease prohibited by law shall be ineffective to the extent of such prohibition without invalidating the remaining provisions of this Lease.

         SECTION 11.03. WAIVERS. LANDLORD AND TENANT WAIVE, TO THE EXTENT PERMITTED BY LAW, ANY RIGHT TO A TRIAL BY JURY IN CONNECTION WITH ANY MATTER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE,

THE RELATIONSHIP OF LANDLORD AND TENANT AND/OR TENANT'S USE OR OCCUPANCY OF THE LEASED PREMISES. TENANT WAIVES, TO THE EXTENT PERMITTED BY LAW, THE BENEFIT OF ANY LAWS NOW OR HEREAFTER IN FORCE EXEMPTING PROPERTY FROM LIABILITY FOR RENT OR FOR DEBT. FURTHERMORE, TENANT HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THE RIGHT IT MAY HAVE TO SEEK PUNITIVE, CONSEQUENTIAL, SPECIAL AND INDIRECT DAMAGES FROM LANDLORD AND/OR LANDLORD'S AFFILIATES, OFFICERS, DIRECTORS, EMPLOYEES OR THEIR SUCCESSOR AND ASSIGNS WITH RESPECT TO ANY AND ALL ISSUES PRESENTED IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT BY TENANT AGAINST LANDLORD AND/OR LANDLORD'S AFFILIATES, OFFICERS, DIRECTORS, EMPLOYEES OR THEIR SUCCESSOR AND ASSIGNS WITH RESPECT TO ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS LEASE OR ANY DOCUMENTS CONTEMPLATED HEREIN OR RELATED HERETO. THE WAIVER BY TENANT OF ANY RIGHT IT MAY HAVE TO SEEK SUCH DAMAGES HAS BEEN NEGOTIATED BY THE PARTIES AND IS AN ESSENTIAL ASPECT OF THEIR BARGAIN.

         SECTION 11.04. APPLICATION OF FUNDS. Any payments received by Landlord under any of the provisions of this Lease during the existence or continuance of any Default or Event of Default (and any payment made to Landlord rather than Tenant due to the existence of any Default or Event of Default) shall be applied to Tenant's obligations under this Lease in such order as Landlord may determine or as may be prescribed by the laws of the State of Colorado.

         SECTION 11.05. LANDLORD'S RIGHT TO CURE TENANT'S DEFAULT. If (a) a Default shall have occurred and is continuing which in the reasonable judgment of Landlord requires immediate action on the part of Landlord or (b) an Event of Default shall have occurred and is continuing, Landlord, after Notice to Tenant (which Notice need not precede such action if Landlord shall reasonably determine immediate action is necessary to protect person or property), without waiving or releasing any obligation of Tenant and without waiving or releasing any Event of Default, may (but shall not be obligated to), at any time thereafter, make such payment or perform such act for the account and at the expense of Tenant, and may, to the maximum extent permitted by law, enter upon the Leased Premises or any portion thereof for such purpose and take all such action thereon as, in Landlord's sole and absolute discretion, may be necessary or appropriate therefor, including the management of the Leased Premises by Landlord or its designee, and Tenant hereby irrevocably appoints, in the event of such election by Landlord, Landlord or its designee as the operator of the Leased Premises and its attorney-in-fact for such purpose, irrevocably and coupled with an interest, in the name, place and stead of Tenant. No such entry shall be deemed an eviction of Tenant. All reasonable costs and expenses (including, without limitation, reasonable attorneys' fees) incurred by Landlord in connection therewith, together with interest thereon (to the extent permitted by law) at the rate of eighteen percent (18%) per annum from the date such sums are paid by Landlord until repaid, shall be paid by Tenant to Landlord, on demand.

                                   ARTICLE XII

                                  HOLDING OVER

         SECTION 12.01. HOLDING OVER. Any holding over by Tenant after the expiration or sooner termination of this Lease (other than with the express written consent of Landlord) shall be treated as a tenancy at sufferance at a rate equal to (a) three (3) times one-twelfth of the aggregate Minimum Rent payable with respect to the last year of the Term, (b) all Additional Rent accruing during the applicable period, and (c) all other sums, if any, payable by Tenant under this Lease with respect to the Leased Premises during the applicable period. Tenant shall also pay to Landlord all damages (direct or indirect) sustained by reason of any such holding over. Otherwise, such holding over shall be on the terms and conditions set forth in this Lease, to the extent applicable. Nothing contained herein shall constitute the consent, express or implied, of Landlord to the holding over of Tenant after the expiration or earlier termination of this Lease.

                                  ARTICLE XIII

                      SUBLETTING AND ASSIGNMENT; BANKRUPTCY

         SECTION 13.01. SUBLETTING AND ASSIGNMENT. Tenant shall not, without the prior written consent of Landlord (which consent may be withheld in Landlord's sole and absolute discretion), assign, mortgage, pledge, hypothecate, encumber or otherwise transfer this Lease or any interest therein, or any sublease (which term shall be deemed to include the granting of concessions, licenses and the like), or all or any part of the Leased Premises, or suffer or permit this Lease or the leasehold estate created hereby or any other rights arising under this Lease to be assigned, transferred, mortgaged, pledged, hypothecated or encumbered, in whole or in part, whether voluntarily, involuntarily or by operation of law, or permit the use or occupancy of the Leased Premises by anyone other than Tenant, or permit the Leased Premises to be offered or advertised for assignment, and any of the foregoing actions shall be voidable at Landlord's option.

         If this Lease is assigned or if the Leased Premises or any part thereof is sublet in contravention of this Lease, Landlord may collect the rents from such assignee, subtenant or occupant, as the case may be, and apply the net amount collected to the Rents herein reserved, but no such collection shall be deemed (a) a waiver of the provisions set forth in the first paragraph of this Section 13.01, (b) the acceptance by Landlord of such assignee, subtenant or occupant, as the case may be, as a tenant, or (c) a release of Tenant from the future performance by Tenant of its covenants, agreements or obligations contained in this Lease.

         No subletting or assignment shall in any way impair the continuing primary liability of Tenant hereunder, and no consent to any subletting or assignment in a particular instance shall be deemed to be a waiver of the prohibition set forth in this Section 13.01. No assignment, subletting or occupancy shall affect any Primary Intended Use. No assignment, subletting or occupancy shall imply consent to the continued existence of this Lease or any sublease of the Leased Premises in the event of foreclosure by any Facility Mortgagee. Any subletting, assignment or other transfer of Tenant's interest under this Lease in contravention of this Article XIII shall be voidable at Landlord's option.

        SECTION 13.02. NO RIGHT OF TENANT TO MORTGAGE ITS LEASEHOLD. Notwithstanding any other provision of this Lease to the contrary, Tenant shall not assign its interest in this Lease as collateral for Indebtedness.

         SECTION 13.03. LANDLORD'S RIGHT TO ASSIGN. Landlord shall have the right to assign or sell its interest in this Lease and in the Leased Premises. Upon such sale Landlord shall be released from any further obligations and responsibilities under this Lease, both before and after the date of said assignment or sale and Tenant agrees to attorn to and to look solely to such assignee, purchaser or successor in interest of Landlord for the continued performance of the obligations of Landlord hereunder.

         SECTION 13.04. ASSIGNMENT IN CONTEXT OF BANKRUPTCY OR INSOLVENCY.

                  (a) (i) In the event that Tenant shall become a Debtor under Chapter 7 of the Bankruptcy Code, and the Trustee or Tenant shall elect to assume this Lease for the purpose of assigning the same or otherwise, such election and assignment may only be made if all of the terms and conditions of this subsection (i) are satisfied. If such Trustee shall fail to elect or assume this Lease within sixty (60) days after the filing of the bankruptcy petition, this Lease shall be deemed to have been rejected. Landlord shall be thereupon immediately entitled to possession of the Leased Premises without further obligation to Tenant or Trustee, and this Lease shall be terminated, but Landlord's right to be compensated for damages in such liquidation proceeding shall survive.

                  No election by the Trustee or Debtor-In-Possession to assume this Lease, whether under Chapters 7 or 11, shall be effective unless each of the following conditions, which Landlord and Tenant acknowledge are commercially reasonable in the context of a bankruptcy case of Tenant, have been satisfied, and Landlord has so acknowledged in writing, which acknowledgment, provided each of the following criteria has been met, shall not be unreasonably withheld:

                                   (A)  Landlord has not terminated this Lease
                           pursuant to the provisions established herein prior to the filing of the bankruptcy petition.

                                   (B)  The Trustee or the Debtor-In-Possession
                           has cured:

                                        (1)  all monetary Defaults under this
                                   Lease; and

                                        (2)  all nonmonetary Defaults under
                                   this Lease.

                                   (C)  The Trustee or the Debtor-In-Possession
                           has compensated any pecuniary loss (including any and all attorneys' fees and expenses) incurred by Landlord arising from the Default of Tenant, the Trustee, or the Debtor-In-Possession as recited in Landlord's written statement of pecuniary loss sent to the Trustee or Debtor-In-Possession.

                                   (D)  The Trustee or the Debtor-In-Possession
                           has provided Landlord with adequate assurance (as defined below) of the future performance of each of Tenant's, Trustee's or Debtor-In-Possession's obligations under this Lease; PROVIDED, HOWEVER, that:

                                        (1)  the Trustee or
                                   Debtor-In-Possession also shall deposit
                                   with Landlord, as security, for the
                                   timely payment of rent, an amount equal
                                   to three (3) months' Minimum Rent and
                                   other monetary charges accruing under
                                   this Lease;

                                        (2)  if not otherwise required by the
                                   terms of this Lease, the Trustee or
                                   Debtor-In-Possession also shall pay in
                                   advance on the date Minimum Rent is payable, one-twelfth of Tenant's annual obligations under this Lease for Impositions, Real Estate Taxes, Utility Charges, Insurance Premiums and similar charges; and

                                        (3)  the obligations imposed upon the
                                   Trustee or Debtor-In-Possession shall
                                   continue with respect to Tenant or any
                                   assignee of the Lease after the completion of the bankruptcy case.

                                   (E)  For purposes of this subsection (i),
                           Landlord and Tenant acknowledge that, in the context of a bankruptcy case of Tenant, at a minimum, "adequate assurance" means:

                                        (1)  the Trustee or the
                                   Debtor-In-Possession has and will continue to have sufficient current assets after the payment of all current obligations and administrative expenses then due to assure Landlord that the Trustee or
                                   Debtor-In-Possession will have sufficient funds to fulfill the obligations of Tenant under this Lease; and

                                        (2)  the Bankruptcy Court shall have
                                   entered an order segregating sufficient cash payable to Landlord to cure the monetary and/or nonmonetary Defaults under this Lease.

                             (ii) If the Trustee or Debtor-In-Possession has assumed the Lease pursuant to the terms and provisions herein, for the purpose of assigning (or electing to assign) Tenant's interest under this Lease or the estate created thereby, to any other person, such interest or estate may be so assigned only if Landlord shall acknowledge in writing that the Trustee or Debtor-in-Possession has satisfied the conditions in Sections 13.04(a)(i)(B), (C) and (D) above and that the intended assignee has provided "adequate assurance of future performance" as defined in this subsection (ii) of all of the terms, covenants and conditions of this Lease to be performed by Tenant.

                           For purposes of this subsection (ii), Landlord and
                  Tenant acknowledge that, in the context of a bankruptcy case of Tenant, at a minimum "adequate assurance of future performance" means that each of the following conditions has been satisfied, and Landlord has so acknowledged in writing:

                                   (A)  the assignee has submitted a current
                           financial statement audited by a certified public accountant which shows a net worth and working capital in amounts determined to be sufficient by Landlord to assure the future performance by such assignee of Tenant's obligations under this Lease;

                                   (B)  the assignee, if requested by Landlord,
                           shall have obtained guarantees in form and substance satisfactory to Landlord from one or more persons who satisfy Landlord's standards of credit worthiness;

                                   (C)  the assignee has submitted in writing
                           evidence, satisfactory to Landlord, of substantial experience in the operation of the business permitted under this Lease; and

                                   (D)  Landlord has obtained all consents or
                           waivers from any third party required under any lease, mortgage, financing arrangement or other agreement by which Landlord is bound to permit Landlord to consent to such assignment.

                           (iii) Neither Tenant's interest in the Lease, nor any
                  lesser interest of Tenant herein, nor any estate of Tenant hereby created, shall pass to any trustee, receiver, assignee for the benefit of creditors, or any other person or entity, or otherwise by operation of law under the laws of any state having jurisdiction of the person or property of Tenant (hereinafter referred to as the "state law") unless Landlord shall consent to such transfer in writing. No acceptance by Landlord of rent or any other payments from any such trustee, receiver, assignee, person or other entity shall be deemed, to have waived, nor, shall it waive the need to obtain Landlord's consent for, Landlord's right to terminate this Lease for any transfer of Tenant's interest under this Lease without such consent.

                           (iv) In the event that the estate of Tenant created hereby shall be taken in execution or by other process of law, or if Tenant or any guarantor of Tenant's obligations hereunder shall be adjudicated insolvent pursuant to the provisions of any present or future insolvency law under state law, or if any proceedings are filed by or against any guarantor under the Bankruptcy Code, or any similar provisions of any future federal bankruptcy law, or if a Receiver or Trustee of the property of Tenant or any guarantor shall be appointed under state law by reason of Tenant's or any guarantor's insolvency or inability to pay its debts as they become due or otherwise, or if any assignment shall be made of Tenant's or any guarantor's property for the benefit of creditors under state law, then and in such event Landlord may, at its option, terminate this Lease and all rights of Tenant hereunder by giving Tenant written notice of the election to so terminate within thirty (30) days after the occurrence of such event.

                           (v) Notwithstanding any provision contained herein, neither Tenant nor the Trustee shall have the right to assign this Lease or sublet the Leased Premises or any portion thereof to an assignee or sublessee that (A) is a competitor of Landlord or (B) is not a capable, reliable, qualified Person of good reputation and character with the financial capacity to satisfy Tenant's obligations under this Lease. THE TRUSTEE SHALL NOT HAVE THE RIGHT TO ASSIGN THIS LEASE OR SUBLET THE LEASED PREMISES TO A REAL ESTATE INVESTMENT TRUST THAT IS, OR INTENDS TO BE, PUBLICLY TRADED. [?]

         SECTION 13.05. Other Bankruptcy Issues.

                  (a) As a material inducement to Landlord executing this Lease, Tenant acknowledges and agrees that Landlord is relying upon:
         (i) the financial condition and specific operating experience of Tenant; (ii) Tenant's timely performance of all of its obligations under this Lease notwithstanding the entry of an order for relief under the Bankruptcy Code for Tenant; and (iii) all defaults under the Lease being cured promptly and the Lease being assumed within sixty (60) days of any order for relief entered under the Bankruptcy Code for Tenant, or the Lease being rejected within such sixty (60) day period and the Leased Premises surrendered to Landlord.

                       Accordingly, in consideration of the mutual
                   covenants contained in this Lease and for other good and valuable consideration, Tenant hereby agrees that:

                       all obligations that accrue under this Lease
                   (including the obligation to pay Rent), from and after the date that a bankruptcy case is commenced shall be timely performed exactly as provided in this Lease and any failure to so perform shall be harmful and prejudicial to Landlord;

                       any and all Rents that accrue from and after the
                   date that a bankruptcy case is commenced and that are not paid as required by this Lease shall, in the amount of such Rents, constitute administrative expense claims allowable under the Bankruptcy Code with priority of payment at least equal to that of any other actual and necessary expenses incurred after the commencement of such proceeding;

                       any extension of the time period within which the
                   Tenant may assume or reject the Lease without an obligation to cause all obligations under the Lease to be performed as and when required under the Lease shall be harmful and prejudicial to Landlord;

                       any time period designated as the period within
                   which the Tenant must cure all defaults and compensate Landlord for all pecuniary losses which extends beyond the date of assumption of the Lease shall be harmful and prejudicial to Landlord;

                       any assignment of the Lease must result in all terms
                   and conditions of the Lease being assumed by the assignee without alteration or amendment, and any assignment which results in an amendment or alteration of the terms and conditions of the Lease without the express written consent of Landlord shall be harmful and prejudicial to Landlord;

                       any proposed assignment of the Lease to an assignee
                   that does not possess the financial condition, operating performance and experience characteristics equal to or better than the financial condition, operating performance and experience of Tenant as of the Commencement Date, shall be harmful and prejudicial to Landlord; and

                       the rejection (or deemed rejection) of the Lease for
                   any reason whatsoever shall constitute cause for immediate relief from the automatic stay provisions of the Bankruptcy Code, and Tenant stipulates that such automatic stay shall be lifted immediately and possession of the Leased Premises will be delivered to Landlord immediately without the necessity of any further action by Landlord.

                  (b) No provision of this Lease shall be deemed a waiver of Landlord's rights or remedies under the Bankruptcy Code or applicable law to oppose any assumption and/or assignment of this Lease, to require timely performance of Tenant's obligations under this Lease, or to regain possession of the Leased Premises as a result of the failure of Tenant to comply with the terms and conditions of this Lease or the Bankruptcy Code.

                  (c) Notwithstanding anything in this Lease to the contrary, all amounts payable by Tenant to or on behalf of Landlord under this Lease, whether or not expressly denominated as such, shall constitute "rent" for the purposes of the Bankruptcy Code.

                  (d) For purposes of this Section addressing the rights and obligations of Landlord and Tenant in the event that a bankruptcy action is commenced, the term "Tenant" shall include Tenant's successor in bankruptcy, whether a trustee, Tenant as Debtor-in-Possession or other responsible person.

                                   ARTICLE XIV

                 ESTOPPEL CERTIFICATES AND FINANCIAL STATEMENTS

         SECTION 14.01. ESTOPPEL CERTIFICATES. A party, without charge, at any time and from time to time hereafter, within five (5) days after written request of the other party, shall certify by written instrument duly executed and acknowledged to any person, firm or corporation specified in such request: (a) as to whether this Lease has been supplemented or amended, and if so, the substance and manner of such supplement or amendment; (b) as to the validity and force and effect of this Lease in accordance with its terms as then constituted;
(c) as to the existence of any Default hereunder; (d) as to the existence of any offsets, counterclaims or defenses hereto; (e) as to the commencement and expiration dates of the Term of this Lease; and (f) as to any other matters as reasonably may be so requested. Any such certificate may be relied upon the party requesting it and any other person, firm or corporation to whom the same may be exhibited or delivered, and the contents of such certificate shall be binding on Tenant.

         SECTION 14.02. FINANCIAL STATEMENTS. On an annual basis, during the Term of this

Lease, Tenant shall furnish to Landlord, within fifteen (15) days immediately following a request for the same made by Landlord, a current financial statement of Tenant, certified by an authorized officer of Tenant to be true and correct and, if available, a current financial statement prepared by a licensed certified public accountant.

                                   ARTICLE XV

                           LANDLORD'S RIGHT TO INSPECT

         SECTION 15.01. RIGHT TO INSPECT. Landlord and its designees shall have the right to enter upon the Leased Premises at all reasonable business hours (and in Emergency Situations at all times): (a) to inspect the same, and/or to prepare or have prepared on its behalf an inspection report as to the condition of the Leased Premises; (b) to make repairs, additions or alterations to the Leased Premises pursuant to the provisions of Article V hereof and/or as may be required by an inspection report prepared by or on behalf of Landlord; and (c) for any lawful purpose. If Landlord makes or causes any repairs to be made pursuant to Article V hereof, Landlord shall not be responsible to Tenant or to any of Tenant's subtenants for any loss or damage that may accrue to Tenant's and/or any subtenant's stock or business by reason thereof, unless such damage is due to the gross negligence or intentional misconduct of Landlord, its agents, employees or contractors.

         For a period commencing 90 days prior to the end of the Term, Landlord may have reasonable access to the Leased Premises for the purpose of showing and exhibiting the same to prospective purchasers or tenants and Landlord shall have the right to display and to post any "To Let" or "For Sale" signs upon the Leased Premises.

                                   ARTICLE XVI

                               FACILITY MORTGAGES

         SECTION 16.01.      LANDLORD MAY GRANT LIENS.

                  (a) Without the consent of Tenant, Landlord may, subject to the terms and conditions set forth in this Section 16.01, from time to time, directly or indirectly, create or otherwise cause to exist any Lien upon its interest in the Leased Premises, or any portion thereof or interest therein, whether to secure any borrowing or other means of financing or refinancing; PROVIDED, HOWEVER, that any such Lien: (i) shall not modify the terms of this Lease, except as expressly set forth in Section 16.02; (ii) shall not contain more restrictive terms and conditions than those currently contained in any Facility Mortgage;
         (iii) shall provide that any insurance proceeds payable with respect to a Casualty shall be paid directly to Landlord unless Landlord is in default under the terms of any Facility Mortgage; and (iv) shall provide that so long as no Event of Default has occurred, neither Tenant nor any subtenant shall be disturbed in its possession of the Premises.

                  (b) Tenant shall, upon the request of Landlord or any existing, potential or future Facility Mortgagee, and to the extent in Tenant's possession,
         (i) provide Landlord or the Facility Mortgagee with copies of all Licenses, permits, occupancy agreements, operating agreements, leases, contracts, inspection reports, studies, appraisals, assessments, default or other notices and similar materials reasonably requested in connection with any existing or proposed financing of the Leased Premises, and (ii) execute such estoppel certificates and collateral assignments with respect to the Leased Premises' Licenses and any of the other aforementioned agreements as any Facility Mortgagee may reasonably request in connection with any such financing; PROVIDED HOWEVER, that no such estoppel certificate or collateral assignment shall, except as expressly set forth in Section 16.02, modify the terms of this Lease.

         SECTION 16.02. SUBORDINATION OF LEASE. Subject to Section 16.01, this Lease, and any and all rights of Tenant hereunder, are and shall be subject and subordinate to any Facility Mortgage, and all renewals, extensions, modifications, consolidations and replacements thereof, and to each and every advance made or hereafter to be made under any such Facility Mortgage. This section shall be self-operative and no further instrument of subordination shall be required. In confirmation of such subordination, Tenant shall promptly execute, acknowledge and deliver any instrument that Landlord or the holder of any such mortgage or the trustee or beneficiary of any deed of trust or any of their respective successors in interest may reasonably request to evidence such subordination. Tenant shall not unreasonably withhold its consent to any amendment to this Lease reasonably required by such lender, provided that such amendment does not (a) increase Tenant's Rent obligations or other financial obligations hereunder, or (b) have a material adverse effect upon Tenant's rights hereunder, or (c) materially increase Tenant's non-economic obligations hereunder, or (d) decrease Landlord's obligations hereunder. Landlord shall exercise commercially reasonable efforts to require any future Facility Mortgagee to provide Tenant with notice and an opportunity to cure landlord defaults under the Facility Mortgage. Tenant shall have no obligations under any Facility Mortgage other than those expressly set forth in this Section 16.02.

         In the event of a foreclosure of any Facility Mortgage by any Facility Mortgagee, Landlord and such Facility Mortgagee covenant and agree that they shall not disturb Tenant's or any subtenants' possession, use and enjoyment of the Leased Premises during the Term, provided that there is no Default or Event of Default hereunder. Each Facility Mortgagee shall have an obligation to provide a non-disturbance agreement to Tenant; PROVIDED, HOWEVER, that any Facility Mortgagee shall have the right (subject to the provisions of the next paragraph) to terminate this Lease upon the foreclosure, deed in lieu of foreclosure or exercise of the power of sale with respect to the Leased Premises.

         In the event that any Facility Mortgagee or the nominee or designee of any Facility Mortgagee shall succeed to the rights of Landlord under this Lease (any such person, "Successor Landlord"), whether through possession or foreclosure action or delivery of a new lease or deed, or otherwise, such Successor Landlord shall recognize Tenant's rights under this Lease as herein provided and Tenant shall attorn to and recognize the Successor Landlord as Tenant's landlord under this Lease and Tenant shall promptly execute and deliver any instrument that such Successor Landlord may reasonably request to evidence such attornment (provided that such instrument does not alter the terms of this Lease), whereupon, this Lease shall continue in full force and effect as a direct lease between the Successor Landlord and Tenant upon all of the terms, conditions and covenants as are set forth in this Lease, except that the Successor Landlord (unless formerly the landlord under this Lease or its nominee or designee) shall not be (a) liable in any way to Tenant for any act or omission, neglect or default on the party of any prior Landlord under this Lease, (b) responsible for any monies owing by or on deposit with any prior Landlord to the credit of Tenant (except to the extent actually paid or delivered to the Successor Landlord), (c) subject to any counterclaim or setoff which theretofore accrued to Tenant against any prior Landlord, (d) bound by any modification of this Lease subsequent to such Facility Mortgage, (e) liable to Tenant beyond the Successor Landlord's interest in the Leased Premises and the rents, income, receipts, revenues, issues and profits issuing from the Leased Premises, (f) responsible for the performance of any work to be done by Landlord under this Lease to render the Leased Premises ready for occupancy by Tenant (subject to Landlord's obligations) or with respect to any insurance or Condemnation proceeds, or (g) required to remove any Person occupying the Leased Premises or any part thereof, except if such Person claims by, through or under the Successor Landlord. Tenant agrees at any time and from time to time to execute a suitable instrument in confirmation of Tenant's agreement to attorn, as aforesaid.

         SECTION 16.03. NOTICE TO MORTGAGEE. No Default Notice from Tenant to Landlord as to the Leased Premises shall be effective unless and until a copy of the same is given to Facility Mortgagee(s) of which Landlord gives notice thereof to Tenant, which includes the Leased Premises as part of the demised premises and which complies with Sections 16.01 and 16.02 (which Notice shall include a copy of the applicable mortgage). No Default Notice from Tenant to Landlord hereunder shall be effective unless and until a copy of the same is given to a Facility Mortgagee at the address set forth in such Notice.

         SECTION 16.04. ATTORNMENT. Tenant agrees to attorn: (i) to any assignee of Landlord; (ii) to the holder of any Facility Mortgage to which this Lease is subordinate; or (iii) to any party acquiring title to the Leased Premises pursuant to any right or any power contained in any such Facility Mortgage or bond or other mortgage instrument or as authorized by law. Neither the provisions for subordination nor attornment set forth in this Article XVI shall require the execution of any further instrument.

                                  ARTICLE XVII

                     TENANT'S REPRESENTATIONS AND WARRANTIES

         SECTION 17.01. REPRESENTATIONS AND WARRANTIES OF TENANT. To induce Landlord to enter into this Lease, Tenant hereby represents and warrants to Landlord, which representations shall be true and accurate as of the Commencement Date, as follows:

           DUE ORGANIZATION AND AUTHORITY. Tenant is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and Tenant has all requisite power and authority to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted. Tenant is duly qualified or licensed to do business in all jurisdictions in which it owns or leases assets and property or in which the conduct of its business requires it to so qualify or be licensed.

           DUE AUTHORIZATION AND EXECUTION, ETC. The execution, delivery and performance by Tenant of this Lease, and the consummation of the transactions contemplated herein, are within the Tenant's powers, have been duly authorized by all necessary action, do not contravene: (i) Tenant's organizational documents; or (ii) any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or any material contractual restriction binding on or affecting Tenant or any of its properties and do not result in or require the creation of any lien, security interest or other charge or encumbrance upon or with respect to any of Tenant's properties. Tenant is not in default under any such law, rule, regulation, order, writ, judgment, injunction, decree, determination, award or restriction.

          GOVERNMENT CONSENTS. No authorization, consent, approval or other action by, and no notice to or filing with, any Government Agencies or regulatory body is required for the due execution, delivery or performance by Tenant of this Lease.

          LEGAL, VALID AND BINDING NATURE. This Lease, when executed and delivered hereunder will be the legal, valid and binding obligations of Tenant, enforceable against Tenant and in accordance with its terms, except to the extent that the enforceability hereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

            ACCURACY OF INFORMATION. Any financial information provided to
               Landlord will fairly present the financial condition of Tenant for the applicable periods and will all be in accordance with generally accepted accounting principles consistently applied.

           FRAUDULENT TRANSFER AND REASONABLY EQUIVALENT VALUE. Tenant hereby confirms that this Lease is not being entered into with the intent to hinder, delay or defraud any entity to which Tenant is indebted, and Tenant's intention that this Lease not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Code, the Colorado Uniform Fraudulent Transfer Act or any similar federal or state law. Tenant is not insolvent and will not become insolvent as a result of the execution and performance of its obligations under this Lease. Tenant has sufficient capital to honor its obligations and to pay its debts as they mature now and after the execution of this Lease.

                                  ARTICLE XVIII

                        ADDITIONAL AGREEMENTS OF PARTIES

         SECTION 18.01. ADDITIONAL AFFIRMATIVE COVENANTS OF TENANT. Tenant covenants and agrees, at its own cost and expense, to comply with the following:

                  (a) CONDUCT OF BUSINESS. Tenant shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect and in good standing its existence and its rights and Licenses necessary to conduct such business.

                  (b) MAINTENANCE OF ACCOUNTS AND RECORDS. Tenant shall keep records and books of account in which full, true and correct entries in all material respects will be made of dealings and transactions in relation to the business and affairs of Tenant.

                  (c) KEEP LEASED PREMISES CLEAN. Tenant shall keep the Leased Premises in the sanitary condition required by health, sanitary and police regulations or ordinances of the County of Denver, State of Colorado, and keep and maintain all of said buildings, building improvements, land improvements, fixtures, machinery and equipment located thereon in good order, condition and repair and with a market value at least equal to the market value thereof as of the commencement of this Lease.

         SECTION 18.02. ADDITIONAL NEGATIVE COVENANTS OF TENANT. Tenant covenants and agrees that it shall not at any time without first obtaining Landlord's written consent, do any of the following:

                  (a) NO LIENS. Tenant shall not subject any fixtures, furnishings or equipment to or on the Leased Premises and affixed to the realty so as to become part thereof, to any Liens.

                  (b) NO DAMAGE TO THE LEASED PREMISES. Tenant shall not commit any waste to any of the buildings, building improvements, land improvements, fixtures, machinery and equipment located on the Leased Premises, or perform any act or carry on any practice which may damage, mar or deface the Leased Premises, or which would cause the walls or floors thereof to be endangered by overloading.

                  (c) NO JUDGMENTS AND ENCUMBRANCES. Tenant shall not allow any judgments or encumbrances of any kind or nature whatsoever to attach to the Leased Premises or to this Lease or any interest or interests therein.

                  (d) PROHIBITED USE OF LEASED PREMISES. Without the prior consent of Landlord, which consent may be granted or withheld in Landlord's sole discretion, Tenant shall not, and shall not authorize its subtenants to, permit the Leased Premises to be used for the training of pilots by any person who does not keep and maintain a valid license to engage in such practice pursuant to the laws of the State of Colorado and any applicable federal regulatory requirements, and all expenses for such compliance shall be paid by Tenant and/or its subtenants.

         SECTION 18.03. SIGNS. Landlord shall provide and install, at Tenant's sole expense and in conformity with all applicable laws, ordinances, regulations rules and statutes, all letters or numerals at the entrance to the Building and the Leased Premises requested by Tenant. All such letters and numerals shall be of a type consistent with that used for signs in other parts of the Building. Landlord shall not be liable for any inconvenience or damage occurring as a result of any error or omission in any signs requested by Tenant. No signs, numerals, letters or other graphics shall be used or permitted on the exterior of, or which may be visible from outside, the Leased Premises except those signs for which drawings are submitted to Landlord in writing and approved by Landlord in writing. Landlord reserves the right to remove at Tenant's expense all signs other than signs approved in writing by Landlord under this Section without Notice to Tenant and without liability to Tenant for any damages sustained by Tenant as a result thereof. Tenant shall remove all of its signs upon the expiration of the Term hereof or any earlier termination of this Lease as herein provided and shall repair any damage resulting therefrom at its own cost and expense. Any such signs not removed upon the expiration of the Term hereof or any earlier termination as herein provided shall become the property of Landlord.

         SECTION 18.04. NO POWER IN TENANT TO CHARGE REVERSION. Tenant shall not have the power to do any act or make any contract which may create or be the foundation for any lien upon the present estate, reversion or any other estate of Landlord in the Leased Premises herein demised or the buildings or improvements thereon.

         SECTION 18.05. RIGHT OF REDEMPTION. Tenant covenants and agrees that in the event of the termination of this Lease by summary proceedings or in the event of the entry of a judgment for the recovery of the possession of the Leased Premises in any action of ejectment, or if Landlord enters by process of law or otherwise, as herein provided, the right of redemption provided or permitted by any statute, law or decision now or hereafter in force, and the right to any second and further trial provided or permitted by any statute, law or decision now or hereafter in force shall be and hereby are waived expressly by Tenant. Tenant, for itself, its successors, heirs, administrators, executors and assigns, and on behalf of any and all persons claiming by, through or under Tenant, together with creditors of all classes, hereby does waive, surrender, and give up all right or privilege which it or they may or might have under any statute, law or decision now in effect, or by reason of any other present or future law or decision, to redeem the Leased Premises or have a continuance of this Lease for the Term hereby demised after having been dispossessed or ejected therefrom by process of law or as provided under the terms hereof.

         SECTION 18.06. QUIET ENJOYMENT. Landlord covenants that upon Tenant paying the Rents due hereunder and duly performing and observing all of Tenant's other Lease obligations, covenants and agreements, Tenant peaceably and quietly may have, hold and enjoy the Leased Premises for the Lease Term, subject and subordinate as provided in this Lease. Landlord shall have no liability whatsoever to Tenant for any breach of this covenant occasioned by the acts or omissions of any subtenant, or any transferee, successor or assignee of Landlord.

         SECTION 18.07. RELATIONSHIP OF PARTIES. Nothing contained in this Lease shall be construed to create the relationship of principal and agent, partnership, joint venture or any other relationship between the parties hereto other than the relationship of Landlord and Tenant.

         SECTION 18.08. NOTICES. All notices, demands, requests, consents, approvals or other instruments required or permitted to be given pursuant to this Lease (individually, "Notice" and collectively, "Notices") shall be in writing and given by (i) hand delivery, (ii) facsimile, (iii) express overnight delivery service or (iv) certified or registered mail, return receipt requested, and shall be deemed to have been delivered upon (a) receipt, if hand delivered,
(b) transmission, if
delivered by facsimile during normal business hours, (c) the next Business Day, if delivered by express overnight delivery service or (d) the third Business Day following the day of deposit of such notice with the United States Postal Service, if sent by certified or registered mail, return receipt requested. Notices shall be provided to the addresses (or facsimile numbers, as applicable) specified below:

         If to Landlord:            AIMS CONTINUING EDUCATION AUTHORITY
                                    5401 West 20th Street
                                    Greeley, CO  80634
                                    Attn:  ____________
                                    Fax:  (___) ___-____
                                    Telephone:  (___) ___-____

         with copies to:            KUTAK ROCK
                                    717 Seventeenth Street, Suite 2900
                                    Denver, Colorado  80202-3329
                                    Attn:  Dominic A. Lloyd, Esq.
                                    Fax:  (303) 292-7799
                                    Telephone:  (303) 297-2400

         If to Tenant:              TRAINING DEVICES INC.
                                    7367 South Revere Parkway
                                    Building #2C
                                    Englewood, Colorado 80112
                                    Attention:  __________
                                    Fax:  (___) ___-____
                                    Telephone:  (___) ___-____

         with a copy to:            ___________________
                                    ___________________
                                    _______, Colorado  ______
                                    Attn: __________________
                                    Fax:  (___) ___-____
                                    Telephone:  (___) ___-____

or to such other address or addresses as either may give to the other party, from time to time, by notice as herein provided.

         SECTION 18.09. WAIVER. One or more waivers of any covenant or condition by Landlord shall not be construed as a waiver of a subsequent breach of the same or any other covenant or condition and the consent or approval of any subsequent similar act by Tenant. The receipt of any amounts whether specifically reserved or payable under any of the covenants herein contained, or of any portion thereof, after a Default or Event of Default hereunder, whether or not any such amount becomes due before or after such Default or Event of Default, shall not be deemed to operate as a waiver of any other Default or Event of Default or of the right of Landlord to enforce the payment of any Rents herein reserved or to declare a forfeiture of this Lease and to recover possession of the Leased Premises as provided hereunder. The remedies provided in this Lease shall be cumulative and shall not in any way abridge, modify or preclude any other rights or remedies to which the Landlord may be entitled either at law or in equity.

         SECTION 18.10. GENDER. Wherever herein the singular number is used, the same shall include the plural and the masculine gender shall include the feminine and neuter genders.

         SECTION 18.11. COVENANTS. Each and every term and provision of this Lease which requires any performance (whether affirmative or negative) by Tenant shall be deemed to be both a covenant and a condition.

         SECTION 18.12. CHOICE OF LAW. The parties agree that this Lease shall be governed by and construed in accordance with the laws of the State of Colorado.

         SECTION 18.13. COMMENCEMENT. Tenant hereby recognizes and agrees that this Lease shall have no force or validity until it is duly executed by Tenant and Landlord.

         SECTION 18.14. CONSENT OR APPROVAL. Wherever in this Lease Landlord agrees not to unreasonably withhold its consent or approval, or words of like import, Tenant agrees that it shall not be unreasonable for Landlord to withhold such consent or approval: (i) if by granting such consent or approval Landlord shall be in violation of any Facility Mortgage; or (ii) a Facility Mortgagee shall not give its consent or approval thereto where its consent or approval is required by the terms of the any Facility Mortgage.

         SECTION 18.15. FORCE MAJEURE. If Landlord or Tenant is in any way delayed or prevented from performing any obligation, except any monetary obligation, hereunder due to acts of God, acts of war, civil disturbance, action of any Government Agency (including the revocation or refusal to grant licenses or permits, where such revocation or refusal is not due to the fault of the party whose performance is to be excused for reasons of FORCE MAJEURE), strikes, fire or other Casualty, or any other cause beyond the reasonable control of either party (as applicable), then the time for performance of such obligation shall be excused for the period of such delay or prevention and extended for a period equal to the period of such delay, interruption or prevention; PROVIDED, however, that lack of funds shall not be deemed a cause beyond the reasonable control of a party, unless such lack of funds is caused by the breach of the other party's obligations under this Lease.

         SECTION 18.16. TIME IS OF THE ESSENCE. Time is of the essence with respect to the exercise of any rights of, and performance of any obligations by, Tenant or Landlord under this Lease.

         SECTION 18.17. Characterization.

                  (a) TRUE LEASE. Tenant intends for this Lease to be a "true lease" and not a financing lease, capital lease, mortgage, equitable mortgage, deed of trust, trust agreement, security agreement or other financing or trust arrangement, and the economic realities of this Lease are those of a true lease. The Lease Term, including any term extensions provided for in this Lease, is less than the remaining economic life of the

         Leased Premises. Tenant waives any claim or defense based upon the characterization of this Lease as anything other than a true lease, and Tenant stipulates and agrees not to challenge the validity, enforceability or characterization of the lease of the Leased Premises as a true lease and further stipulates and agrees that nothing contained in this Lease creates or is intended to create a joint venture, partnership, equitable mortgage, trust, financing device or arrangement, security interest or the like. Tenant shall support the intent of the parties that the lease of the Leased Premises pursuant to this Lease is a true lease and does not create a joint venture, partnership, equitable mortgage, trust, financing device or arrangement, security interest or the like, if, and to the extent that, any challenge occurs.

                  (b) BUSINESS RELATIONSHIP. It is the intent of the parties hereto that the business relationship created by this Lease and any related documents is solely that of a short-term commercial lease between landlord and tenant and has been entered into by both parties in reliance upon the economic and legal bargains contained herein. None of the agreements contained herein is intended, nor shall the same be deemed or construed, to create a partnership between Landlord and Tenant, to make them joint venturers, to make Tenant an agent, legal representative, partner, subsidiary or employee of Landlord, nor to make Landlord in any way responsible for the debts, obligations or losses of Tenant.

                  (c) INTERPRETATION. Landlord and Tenant acknowledge and warrant to each other that each has been represented by independent counsel and has executed this Lease after being fully advised by said counsel as to its effect and significance. This Lease shall be interpreted and construed in a fair and impartial manner without regard to such factors as the party which prepared the instrument, the relative bargaining powers of the parties or the domicile of any party. Whenever in this Lease any words of obligation or duty are used, such words or expressions shall have the same force and effect as though made in the form of a covenant.

         SECTION 18.18. PROVISION OF NOTICES AFFECTING LEASED PREMISES. Tenant agrees to provide Landlord, within two (2) Business Days of Tenant's receipt thereof, copies of any and all notices received by Tenant that affect or relate to the Leased Premises in any way whatsoever. Landlord shall give prompt Notice to Tenant of any matters materially affecting the Leased Premises of which Landlord receives written notice or actual knowledge.

         SECTION 18.19. ATTORNEYS' FEES. If either party shall default in the performance of any covenants on its part to be performed by virtue of any provisions of this Lease, the nondefaulting party, immediately, or at any time thereafter, may perform the same for the account of the defaulting party after having given the defaulting party notice as called for herein. If a nondefaulting party at any time is compelled to pay any sum of money, or do any act which will require the payment of any sum of money by reason of the failure of the defaulting party hereto to comply with any provisions hereof, or if a nondefaulting party, is compelled to incur any expense including reasonable attorneys' fees in investigating, instituting, prosecuting and/or defending any action or proceeding instituted by reason of any default of such defaulting party hereunder, the sum or sums so paid by the nondefaulting party with all interest, costs and damages, shall be deemed to be due immediately from the defaulting party to the nondefaulting party on the first day of the month following the incurring of such respective expenses and in the event the Tenant is the defaulting party, the sums shall be considered as Additional Rent.

         SECTION 18.20. NO MERGER. Landlord's interest hereunder shall not merge with its interest as Facility Mortgagee under the Facility Mortgage or its interest under any other document or agreement between Landlord and Tenant and/or any Affiliates thereof. Landlord's interest herewith shall not merge with any interest obtained by Landlord by virtue of its exercise of remedies hereunder or under the Facility Mortgage, it being the express intent of the parties hereto (which intent shall be binding on third parties to the same extent) that Landlord's interest hereunder remain independent of the Facility Mortgagee's interest in, and right and remedies under, the Facility Mortgage.

         SECTION 18.21. ENTIRE AGREEMENT.

                  (a) The covenants, conditions and agreements contained in this Lease shall bind and inure to the benefit of Landlord and Tenant and their respective successors, heirs, executors, administrators and, except as otherwise provided in this Lease, their assigns.

                  (b) The headings or captions of the Sections hereof are inserted only as a matter of convenience and reference, are not to be deemed or construed in any way as part of this Lease, nor as supplemental hereto or amendatory hereof, in no way define, limit or otherwise describe the scope of this Lease nor the intent of any term hereof, and shall not affect the construction of this Lease.

                  (c) If any term, covenant, condition or provision of this Lease or the application thereof, to any person or circumstance, at any time or to any extent, shall be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term, covenant, conditions and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

                  (d) This writing AND THE TRAINING CENTER AGREEMENT contain the entire agreement between the parties hereto, and no agent, representative, salesman, or officer of either Landlord or Tenant hereto has authority to make or has made any statement, agreement or representation, either oral or written, in connection herewith, modifying, adding or changing the terms and conditions set forth herein and therein. No dealings between the parties or custom shall be permitted to contradict or modify any of the terms hereof or thereof. No modification or waiver of this Lease or any of the terms hereof shall be valid or be binding unless such modification or waive shall be in writing and signed by duly authorized officers of both of the parties hereto.

         SECTION 18.22. RECORDING OF MEMORANDUM OF LEASE. The parties agree that a Memorandum of Lease, in substantially the form attached hereto as SCHEDULE 18.22, may be recorded in the real estate records of the County of ______, State of Colorado by either party hereto.


                  [Remainder of page intentionally left blank.]

         IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals to be effective as of the day and year first above written.

                                            LANDLORD:

                                            AIMS CONTINUING EDUCATION AUTHORITY



                                            By
                                            Name
                                            Title


                                            TENANT:

                                            TRAINING DEVICES INC.



                                            By
                                            Name
                                            Title

                         LIST OF SCHEDULES AND EXHIBITS


Schedules
---------
3.02              Wiring Instructions

18.22             Memorandum of Lease



Exhibits
--------
A                 Description of Land

B                 Floorplan

C                 Fixtures

D                 Specifications

                                    EXHIBIT A

                                LEGAL DESCRIPTION



         Attached hereto is a true and correct legal description of that portion of the Land owned by Landlord.

                                    EXHIBIT B

                                    FLOORPLAN



         Attached hereto is a true and correct floorplan showing the Leased Premises.

                                    EXHIBIT C

                                    FIXTURES



         Attached hereto is a true and correct list of the Fixtures.

                                    EXHIBIT D

                                 SPECIFICATIONS


         Attached hereto is a true and correct list of the Specifications.

                                  SCHEDULE 3.02

                               WIRING INSTRUCTIONS


         Attached hereto is a true and correct copy of the wiring instructions of Landlord.

                                 SCHEDULE 18.22

                               MEMORANDUM OF LEASE

         THIS MEMORANDUM OF LEASE (this "Memorandum") is executed effective as of the ____ day of ________, 1999 (the "Effective Date"), by and between AIMS CONTINUING EDUCATION AUTHORITY, a Colorado nonprofit corporation ("Landlord"), whose address is 5401 West 20th Street, Greeley, 80634, and TRAINING DEVICES INC., a Colorado corporation ("Tenant"), whose address is 7367 South Revere Parkway, Building 2C, Englewood, Colorado 80112.

                             PRELIMINARY STATEMENT:

         Landlord and Tenant entered into that certain Lease Agreement (the "Lease") dated as of the Effective Date, the terms, provisions and conditions of which are incorporated herein by this reference to the same extent as if recited in their entirety herein, whereby Landlord has leased to Tenant, and Tenant has leased from Landlord, on and subject to the terms, provisions and conditions of the Lease, the real property, together with all buildings, structures, fixtures and improvements thereon, described more particularly in the legal description attached hereto as SCHEDULE 1 and incorporated herein by this reference (the "Leased Premises"). Unless otherwise expressly provided herein, all defined terms used in this Memorandum shall have the same meanings as are ascribed to such terms in the Lease.

         NOW, THEREFORE, Landlord and Tenant hereby make specific reference to the following terms, provisions and conditions of the Lease:

                  1. In consideration of the rentals and other sums to be paid by Tenant and of the other terms, covenants and conditions on Tenant's part to be kept and performed pursuant to the Lease, Landlord leases to Tenant, and Tenant takes and leases, the Leased Premises. The term of the Lease commences as of the Commencement Date and expires on the last day of the tenth year thereafter (the "Initial Term"), unless extended as provided below or terminated sooner as provided in the Lease.

                  2. Provided Tenant is not in default under the terms of the Lease, Tenant still occupies the Leased Premises, and Landlord consents to the exercise thereof (which consent may be withheld in its sole and absolute discretion), Tenant, by written notice to Landlord not more than ninety (90) days prior to the expiration of the Initial Term of the Lease, has one (1) option to extend the Initial Term of the Lease for five (5) additional years, commencing on the first day after the expiration of the Initial Term.

                  3. NOTICE IS HEREBY GIVEN THAT, WITHOUT THE PRIOR WRITTEN CONSENT OF LANDLORD, TENANT IS NOT AUTHORIZED TO PLACE OR ALLOW TO BE PLACED ANY LIEN, MORTGAGE, DEED OF TRUST OR ENCUMBRANCE OF ANY KIND UPON ALL OR ANY PART OF THE LEASED PREMISES OR TENANT'S LEASEHOLD INTEREST THEREIN. ANY SUCH PURPORTED TRANSACTION WHICH IS NOT APPROVED BY LANDLORD

         SHALL BE VOID. FURTHERMORE, ANY SUCH PURPORTED TRANSACTION SHALL BE DEEMED TO CONSTITUTE TORTIOUS INTERFERENCE WITH LANDLORD'S RELATIONSHIP WITH TENANT AND LANDLORD'S FEE OWNERSHIP OF THE LEASED PREMISES.

                  4. Except as otherwise provided in the Lease, Tenant may not assign its interest in the Lease in any manner whatsoever without the prior written consent of Landlord. ANY SUCH PURPORTED TRANSACTION WHICH IS NOT APPROVED BY LANDLORD SHALL BE VOID.

                  5. Any addition to or alteration of the Leased Premises shall automatically be deemed part of the Leased Premises and shall belong to Landlord.

                  6. The Lease is a "true lease"; the only relationship created thereby is that of landlord and tenant. Tenant is not an agent, legal representative, partner, subsidiary, or employee of Landlord. Landlord is not responsible for any of the debts, obligations or losses of Tenant.

                  7. Original copies of the Lease are in the possession of Landlord and Tenant. The Lease contains other terms not herein set forth but which are incorporated by reference herein for all purposes, and this Memorandum is executed for the purpose of placing parties dealing with the Leased Premises on notice of the existence of the Lease and, where appropriate, its contents, and shall ratify and confirm all other terms of the Lease as fully as if the same had been set forth herein. Additional information concerning the terms of the Lease can be obtained from Landlord or Tenant at the addresses set forth above.

                  8. This Memorandum is intended for recording purposes only, and does not modify, supersede, diminish, add to or change all or any of the terms of the Lease in any respect.

                  9. This Memorandum may be executed in one or more counterparts, each of which shall be deemed an original.

                  IN WITNESS WHEREOF, the parties hereto have caused this Memorandum to be duly executed as of the Effective Date.

                                            LANDLORD:

                                            AIMS CONTINUING EDUCATION AUTHORITY,
                                            a Colorado nonprofit corporation


                                            By:
                                            Name:
                                            Title:


                                            TENANT:

                                            TRAINING DEVICES INC.,
                                            a Colorado corporation


                                            By:
                                            Name:
                                            Title:

         STATE OF COLORADO                  )
                                            ) ss.
         COUNTY OF ____________________     )

         This instrument was acknowledged before me on the _______ day of ________________, 1999 by _________________________, as ________________________
of AIMS CONTINUING EDUCATION AUTHORITY, a Colorado nonprofit corporation, on behalf of said corporation.

         Witness my hand and seal.

         My commission expires: __________________________



                                                                   Notary Public


         STATE OF COLORADO                  )
                                            )ss.
         COUNTY OF ____________________     )

         This instrument was acknowledged before me on the _______ day of _____________________, 1999 by _________________________, as
________________________ of TRAINING DEVICES INC., a Colorado corporation, on behalf of said corporation.

         Witness my hand and seal.

         My commission expires: __________________________



                                  Notary Public

                        SCHEDULE 1 TO MEMORANDUM OF LEASE

                                LEGAL DESCRIPTION


         Attached hereto is a true and correct legal description of the Leased Premises.

                                   Article I

                                  DEFINITIONS

Section 1.01.     Definitions..................................................1


                                  Article II

                           LEASED PREMISES AND TERM

Section 2.01.     The Leased Premises..........................................9
Section 2.02.     Term of Lease................................................9
Section 2.03.     Income and Expenses.........................................10
Section 2.04.     Condition of Leased Premises................................10


                                  Article III

                                     RENTS

Section 3.01.     Rents.......................................................11
Section 3.02.     Payment of Rent.............................................15
Section 3.03.     Net Lease...................................................15
Section 3.04.     No Termination or Abatement.................................15


                                  Article IV

                          USE OF THE LEASED PREMISES

Section 4.01.     Permitted Use...............................................16
Section 4.02.     Compliance with Legal and Insurance Requirements............17
Section 4.03.     Environmental Matters.......................................17


                                   Article V

                MAINTENANCE AND REPAIRS; SURRENDER; ALTERATIONS

Section 5.01.     Building Services...........................................19
Section 5.02.     Maintenance and Repairs.....................................21
Section 5.03.     Tenant's Personal Property..................................22
Section 5.04.     Surrender...................................................22
Section 5.05.     Alterations.................................................23

                                  Article VI

                                     LIENS

Section 6.01.     Covenant Against Liens......................................24


                                  Article VII

                              PERMITTED CONTESTS

Section 7.01.     Permitted Contests..........................................25


                                 Article VIII

                         INSURANCE AND INDEMNIFICATION

Section 8.01.     Landlord's Insurance........................................26
Section 8.02.     Tenant's General Insurance Requirements.....................26
Section 8.03.     Responsibility for Tenant's Insurance.......................27
Section 8.04.     Waiver of Subrogation.......................................27
Section 8.05.     Satisfactory Forms..........................................28
Section 8.06.     Blanket Policy..............................................28
Section 8.07.     General Indemnification of Landlord by Tenant...............28
Section 8.08.     Independent Contractors.....................................30


                                  Article IX

                                   CASUALTY

Section 9.01.     Reconstruction in the Event of Casualty.....................30
Section 9.02.     Tenant's Property Insurance.................................31
Section 9.03.     Abatement of Rent...........................................31


                                   Article X

                                 CONDEMNATION

Section 10.01.    Total Condemnation, Etc.....................................32
Section 10.02.    Partial Condemnation........................................32
Section 10.03.    Abatement of Rent...........................................32
Section 10.04.    Allocation of Award.........................................32


                                  Article XI

                           TENANT DEFAULTS; REMEDIES

Section 11.02.    Remedies....................................................35
Section 11.03.    Waivers.....................................................37

Section 11.04.    Application of Funds........................................37
Section 11.05.    Landlord's Right to Cure Tenant's Default...................37


                                  Article XII

                                 HOLDING OVER

Section 12.01.    Holding Over................................................38


                                 Article XIII

                     SUBLETTING AND ASSIGNMENT; BANKRUPTCY

Section 13.01.    Subletting and Assignment...................................38
Section 13.02.    No Right of Tenant to Mortgage Its Leasehold................39
Section 13.03.    Landlord's Right to Assign..................................39
Section 13.04.    Assignment in Context of Bankruptcy or Insolvency...........39
Section 13.05.    Other Bankruptcy Issues.....................................42


                                  Article XIV

                ESTOPPEL CERTIFICATES AND FINANCIAL STATEMENTS

Section 14.01.    Estoppel Certificates.......................................43
Section 14.02.    Financial Statements........................................44


                                  Article XV

                          LANDLORD'S RIGHT TO INSPECT

Section 15.01.    Right to Inspect............................................44


                                  Article XVI

                              FACILITY MORTGAGES

Section 16.01.    Landlord May Grant Liens....................................44
Section 16.02.    Subordination of Lease......................................45
Section 16.03.    Notice to Mortgagee.........................................46
Section 16.04.    Attornment..................................................46

                                 Article XVII

                    TENANT'S REPRESENTATIONS AND WARRANTIES

Section 17.01.    Representations and Warranties of Tenant....................46


                                 Article XVIII

                       ADDITIONAL AGREEMENTS OF PARTIES

Section 18.01.    Additional Affirmative Covenants of Tenant..................48
Section 18.02.    Additional Negative Covenants of Tenant.....................48
Section 18.03.    Signs.......................................................49
Section 18.04.    No Power In Tenant To Charge Reversion......................49
Section 18.05.    Right of Redemption.........................................49
Section 18.06.    Quiet Enjoyment.............................................49
Section 18.07.    Relationship of Parties.....................................49
Section 18.08.    Notices.....................................................50
Section 18.09.    Waiver......................................................50
Section 18.10.    Gender......................................................51
Section 18.11.    Covenants...................................................51
Section 18.12.    Choice of Law...............................................51
Section 18.13.    Commencement................................................51
Section 18.14.    Consent or Approval.........................................51
Section 18.15.    Force Majeure...............................................51
Section 18.16.    Time is of the Essence......................................51
Section 18.17.    Characterization............................................51
Section 18.18.    Provision of Notices Affecting Leased Premises..............52
Section 18.19.    Attorneys' Fees.............................................52
Section 18.20.    No Merger...................................................53
Section 18.21.    Entire Agreement............................................53
Section 18.22.    Recording of Memorandum of Lease............................54